Exhibit 10.3

CREDIT AGREEMENT

Dated as of May 28, 2010

among

SPORTSMAN’S WAREHOUSE, INC.,

as the Lead Borrower

For

The Borrowers Named Herein

WELLS FARGO RETAIL FINANCE, LLC

as Administrative Agent, Collateral Agent, Swing Line Lender,

and

The Other Lenders Party Hereto

(i)

5.06	Litigation	78
5.07	No Default	78
5.08	Ownership of Property; Liens	78
5.09	Environmental Compliance	78
5.10	Insurance	79
5.11	Taxes	79
5.12	ERISA Compliance	80
5.13	Subsidiaries; Equity Interests	80
5.14	Margin Regulations; Investment Company Act;	80
5.15	Disclosure	81
5.16	Compliance with Laws	81
5.17	Intellectual Property; Licenses, Etc.	81
5.18	Labor Matters	81
5.19	Intentionally Omitted	82
5.20	Solvency	82
5.21	Deposit Accounts; Credit Card Arrangements	82
5.22	Brokers	82
5.23	Customer and Trade Relations	82
5.24	Material Contracts	82
5.25	Casualty	83

ARTICLE VI AFFIRMATIVE COVENANTS		83

6.01	Financial Statements	83
6.02	Certificates; Other Information	84
6.03	Notices	86
6.04	Payment of Obligations	87
6.05	Preservation of Existence, Etc.	87
6.06	Maintenance of Properties	87
6.07	Maintenance of Insurance	87
6.08	Compliance with Laws	89
6.09	Books and Records; Accountants	89
6.10	Inspection Rights	89
6.11	Use of Proceeds	90
6.12	Additional Loan Parties	90
6.13	Cash Management	91
6.14	Information Regarding the Collateral	92
6.15	Physical Inventories	92
6.16	Environmental Laws	93
6.17	Further Assurances	93
6.18	Compliance with Terms of Leaseholds	94
6.19	Material Contracts	94

ARTICLE VII NEGATIVE COVENANTS		94

7.01	Liens	94
7.02	Investments	94
7.03	Indebtedness	94
7.04	Fundamental Changes	95
7.05	Dispositions	95
7.06	Restricted Payments	95
7.07	Prepayments of Indebtedness	95
7.08	Change in Nature of Business	96

(ii)

7.09	Transactions with Affiliates	96
7.10	Burdensome Agreements	96
7.11	Use of Proceeds	97
7.12	Amendment of Material Documents	97
7.13	Fiscal Year	97
7.14	Deposit Accounts; Credit Card Processors	97
7.15	Excess Availability	97

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		97

8.01	Events of Default	97
8.02	Remedies Upon Event of Default	100
8.03	Application of Funds	101

ARTICLE IX ADMINISTRATIVE AGENT		102

9.01	Appointment and Authority	102
9.02	Rights as a Lender	102
9.03	Exculpatory Provisions	103
9.04	Reliance by Agents	104
9.05	Delegation of Duties	104
9.06	Resignation of Agents	104
9.07	Non-Reliance on Administrative Agent and Other Lenders	105
9.08	Intentionally Omitted	105
9.09	Administrative Agent May File Proofs of Claim	105
9.10	Collateral and Guaranty Matters	106
9.11	Notice of Transfer	106
9.12	Reports and Financial Statements	107
9.13	Agency for Perfection	107
9.14	Indemnification of Agents	107
9.15	Relation among Lenders	108
9.16	Defaulting Lender	108
9.17	Intentionally Omitted	109

ARTICLE X MISCELLANEOUS		109

10.01	Amendments, Etc.	109
10.02	Notices; Effectiveness; Electronic Communications	110
10.03	No Waiver; Cumulative Remedies	112
10.04	Expenses; Indemnity; Damage Waiver	112
10.05	Payments Set Aside	114
10.06	Successors and Assigns	114
10.07	Treatment of Certain Information; Confidentiality	117
10.08	Right of Setoff	118
10.09	Interest Rate Limitation	118
10.10	Counterparts; Integration; Effectiveness	119
10.11	Survival	119
10.12	Severability	119
10.13	Replacement of Lenders	119
10.14	Governing Law; Jurisdiction; Etc.	120
10.15	Waiver of Jury Trial	121
10.16	No Advisory or Fiduciary Responsibility	121
10.17	USA PATRIOT Act Notice	122
10.18	Foreign Asset Control Regulations	122

(iii)

10.19	Time of the Essence	122
10.20	Press Releases	122
10.21	Additional Waivers	122
10.22	No Strict Construction	124
10.23	Attachments	124

SIGNATURES		S-1

(iv)

SCHEDULES

1.01(a)	Borrowers
1.01(b)	Eligible Real Estate
1.01(c)	Borrowers’ Fiscal Calendar through Fiscal Year 2028
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.05	Material Indebtedness
5.06	Litigation
5.07	Defaults
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs and Blocked Accounts
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Note
C-2	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Joinder Agreement
G	Borrowing Base Certificate
H	DDA Notification
I	Credit Card Notification

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 28, 2010, among SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”), the Persons named on Schedule 1.01(a) hereto (collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent, and Swing Line Lender.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and Agent has indicated its willingness to cause the L/C Issuer to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty-five percent (25%) of the Loan Cap for five (5) consecutive Business Days, or (iii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap at any time. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded twenty-five percent (25%) of the Loan Cap for forty-two (42) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.18.

“Additional Payment Conditions” means satisfaction of the following: (i) No Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment and (ii) (a) at all times during the 90 day period immediately preceding any such Restricted Payment and (b) immediately after giving effect to any such Restricted Payment, Availability shall not be less than 35% of the Borrowing Base and (iii) the Administrative Agent shall have received projections reasonably satisfactory to the Administrative Agent as determined on a pro forma basis, for the 180 day period immediately following the making of any such Restricted Payment (after giving pro-forma effect thereto), that reflect the Borrowers collectively shall have Availability of at least 35% of the Borrowing Base; it being understood and agreed that it shall not constitute a breach of this requirement if Availability subsequently is less than 35% of the Borrowing Base so long as the projection thereof is based on the good faith estimate of the Borrowers at the time of such payment.

“Adjusted LIBO Rate” means:

(a) for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and

(b) for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.

The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing October 31, 2010.

“Administrative Agent” means Wells Fargo Retail Finance, LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 20% or more of any class of the Equity

Interests of that Person, and (iv) any other Person 20% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means:

(a) From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below; and

(b) From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin
I	Greater than or equal to 50% of the Loan Cap	2.25%	1.25%
II	Greater than or equal to 25% of the Loan Cap but less than 50% of the Loan Cap	2.50%	1.50%

III	Less than 25% of the Loan Cap	2.75%	1.75%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, (a) with respect to Commercial Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans less .50%, and (b) with respect to Standby Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraisal Percentage” means 85%.

“Appraised Value” means (a) with respect to the Borrowers’ Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Eligible Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent, or (b) with respect to the Borrowers’ Eligible Real Estate, the fair market value of the Borrowers’ Eligible Real Estate as set forth in the most recent appraisal of the Borrowers’ Eligible Real Estate as determined from time to time by an independent appraiser engaged by the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months; provided that the Appraised Value of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at any time specified to be secured by a Mortgage thereon.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the twenty-four (24) week period ended January 30, 2010, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a) The Loan Cap

Minus

(b) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis (absent which the Administrative Agent may establish a Reserve therefor).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items to the extent such items are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable business discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s reasonable business discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States, to the extent such Inventory is included in Eligible Inventory; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (vii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral, (viii) amounts due to vendors on account of consigned goods, (ix) Cash Management Reserves, (x) Bank Products Reserves; and (xi) Realty Reserves.

“Average Daily Availability” shall mean the average daily Availability for the immediately preceding three month period.

“Bank Products” means any services of facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (but excluding Cash Management Services) on account of (a) Swap Contracts, (b) purchase cards, (c) merchant services constituting a line of credit and (d) leasing.

“Bank Products Reserves” means such reserves as the Administrative Agent from time to time determines in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.13(a)(iii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing control (as defined in the UCC) of such account by the Collateral Agent and whereby the bank maintaining such account agrees to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof. Borrowers’ accounts maintained with Bank of America, N.A. shall only be considered as a Blocked Account if (i) more than one Store deposits funds into such Account, or (ii) such account has not been transferred to Wells Fargo within nine (9) months after the Closing Date.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b) the lesser of (i) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of (A) Appraisal Percentage multiplied by (B) the Appraised Value of Eligible Inventory, or (ii) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate;

plus

(c) the lesser of (i) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate, or (ii) the Real Estate Cap;

plus

(d) the Receivables Advance Rate multiplied by the face amount of Eligible Trade Receivables (net of Receivables Reserves applicable thereto);

minus

(e) the then current amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit G hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account in the name of the Collateral Agent (or as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(g) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Flow Payment” means the payments by the Borrowers to each Holder of an Allowed General Unsecured Claim (as defined in the Plan of Reorganization) as described on Exhibit D (Cash Flow Payment Term Sheet) to the Plan of Reorganization.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its reasonable business discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, (e) credit card processing services, (f) purchase cards and (g) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) any event, transaction or occurrence as a result of which (i) Seidler Equity Partners III, L.P. and its Investment Affiliates cease to own and control, collectively, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all of the outstanding limited partnership interests of Sponsor and SEP SWH Holdings, L.P and, through that ownership, Seidler Equity Partners III, L.P. and its Investment Affiliates ceases to own and control, collectively, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding capital Stock of the Parent on a fully diluted basis, (ii) the Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Lead Borrower, or (iii) the Lead Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

“Chapter 11 Cases” means collectively, the voluntary petitions for relief of the Borrowers filed on March 21, 2009 under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, Chapter 11 Case No. 09-10990.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is to be subject to Liens in favor of the Collateral Agent under the terms of the Security Documents.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Collateral Agent as the Agents may reasonably require.

“Collateral Agent” means Wells Fargo Retail Finance, LLC, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties,.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning provided in Section 6.13(b).

“Confirmation Order” means the order of the Bankruptcy Court, dated July 30, 2009, approving and confirming the Plan of Reorganization in the Chapter 11 Cases.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Credit Card Advance Rate” means 85%.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard, Discover and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) each L/C Issuer, (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents, (B) outside consultants for the Agents, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, (b) outstanding merchandise credits of the Borrowers, (c) layaway obligations of the Borrowers, and (d) liabilities in connection with frequent shopping programs of the Borrowers.

“Customer Deposits” means deposits made by customers with respect to the purchase of goods or the performance of services.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties other than the Blocked Accounts. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(a)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the L/C Issuer or the Swing Line Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

“Dilution Percentage” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits or other dilutive items with respect to the Accounts of the Borrowers (other than those consisting of Credit Card Receivables) for such period by (b) the Borrowers’ gross sales of Inventory during such period (excluding intercompany sales).

“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Trade Receivables, by one percentage point for each percentage point by which the Dilution Percentage exceeds five percent (5%).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Early Termination Fee” has the meaning set forth in Section 2.09(b).

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means Credit Card Receivables due to a Borrower on a non-recourse basis, in each case acceptable to the Administrative Agent in its reasonable business discretion, as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its reasonable business discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from major credit card processors and major debit card processors that have been outstanding for more than five (5) Business Days from the date of sale;

(b) Accounts due from major credit card processors and major debit card processors with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent, and those Liens specified in clauses (a), (e) and (q) of the definition of Permitted Encumbrances);

(c) Accounts due from major credit card processors and major debit card processors that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(d) Accounts due from major credit card processors and major debit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e) Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor; or

(f) Accounts due from major credit card processors and major debit card processors which the Administrative Agent determines in its reasonable business discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of a Borrower’s business deemed by the Administrative Agent in its reasonable business discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b) Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;

(c) Inventory that is not located in the United States of America (excluding territories or possessions of the United States);

(d) Inventory at a location that is not owned or leased by a Borrower, except to the extent that the Borrowers have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(e) Inventory that is located in a distribution center leased by a Borrower, unless the applicable lessor has delivered to the Collateral Agent, if requested by the Collateral Agent, a Collateral Access Agreement;

(f) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent;

(h) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(i) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(j) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(k) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(l) Inventory acquired in a Permitted Acquisition or which is not acquired other than for the purpose of sale in a Store in the ordinary course of a Borrower’s business, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

“Eligible Real Estate” means that certain Real Estate owned by Lead Borrower and located in Loveland, Larimer County, Colorado, as more fully described on Schedule 1.01(b) (“Loveland Real Estate”), but only as and when the following conditions have been satisfied:

(a) Lead Borrower continues to own the Loveland Real Estate in fee simple absolute;

(b) The Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary or appropriate in order to create a valid first and subsisting Lien (subject only to those Liens permitted by Section 6.02 hereof which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the Loveland Real Estate have been taken.

(c) The Administrative Agent shall have received an appraisal (based upon Appraised Value) of the Loveland Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

(d) The Real Estate Eligibility Requirements have been satisfied.

“Eligible Trade Receivables” means all Accounts that are subject to a valid, exclusive (other than Liens specified in clause (q) of the definition of Permitted Encumbrances), first priority and fully perfected security interest in favor of the Collateral Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Administrative Agent in the exercise of its reasonable credit judgment, less, without duplication, the sum of the below listed items; provided, (i) Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Trade Receivables from time to time in its reasonable credit judgment and (ii) Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Trade Receivables, in its reasonable credit judgment:

(a) any returns, discounts, claims, credits, finance or service charges and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and

(b) reserves for any such Accounts that arise from or are subject to or include:

(i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent’s satisfaction in the exercise of its reasonable business judgment;

(ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance reasonably satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any one time;

(iii) Accounts that remain unpaid more than ninety (90) days from invoice date;

(iv) contra accounts;

(v) sales to any other Borrower, any subsidiary, or to any company affiliated with the Borrowers in any way (exclusive of any affiliation arising solely out of the customer relationship on account of such sales);

(vi) bill and hold (deferred shipment) or consignment sales;

(vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Administrative Agent or has a credit rating unacceptable to the Administrative Agent, each based on its reasonable credit judgment;

(viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date;

(ix) pre-billed receivables and receivables arising from progress billing;

(x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms;

(xi) sales not payable in United States currency; and

(xii) any other reasons deemed necessary by the Administrative Agent in its reasonable credit judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Administrative Agent.

Administrative Agent has advised Borrowers that due diligence has not been conducted with respect to Eligible Trade Receivables, and that until completion of such due diligence, to the sole satisfaction of Administrative Agent, the Borrowing Base will not include any Eligible Trade Receivables. Upon completion of such due diligence Administrative Agent may, in its sole discretion, adjust the Receivables Advance Rate, and establish any Receivables Reserves which it deems appropriate.

“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Agents, from time to time in their discretion establish for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the ref of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of (i) the Borrowing Base at such time, minus (ii) the aggregate Outstanding Amount of all Credit Extensions to, or for the account of, the Borrowers.

“Excluded Taxes” means, with respect to any Recipient, (a) income or franchise Taxes imposed on (or measured by) such Recipient’s gross or net income or profit (however denominated), by the United

States of America, the jurisdiction under the laws of which such Recipient is organized, in which such Recipient is resident for Tax purposes or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or in which it otherwise is deemed to be engaged in a trade or business for Tax purposes (or, in each case, any political subdivision thereof), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above or any other jurisdiction in which any Borrower is located, (c) any Taxes imposed by reason of any present or former connection between the jurisdiction imposing such Taxes and such Recipient other than a connection arising solely from such Recipient having received a payment under this Agreement or any other Loan Document, (d) any withholding Tax imposed pursuant to any applicable law in effect at the time such Recipient becomes a Recipient with respect to its applicable ownership interest in the Loan or designates a new lending office, (e) any Taxes attributable to such Recipient’s failure to comply with Sections 3.01(e), and (f) as referenced in the definition of Other Taxes, Taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Borrowers’ request pursuant to Section 10.13).

“Executive Order” has the meaning set forth in Section 10.18.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 14, 2009 among the Borrowers, General Electric Capital Corporation, as agent, and a syndicate of lenders.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by any Guarantor in favor of the Agents and the Lenders, in form reasonably satisfactory to the Administrative Agent.

“Factored Receivables” means any Accounts of a Loan Party which have been factored or sold by an account debtor of a Loan Party to Wells Fargo, Wells Fargo Retail Finance, LLC or any of their respective Affiliates pursuant to a factoring arrangement or otherwise.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated May 28, 2010, among the Lead Borrower and the Administrative Agent.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday closest to the end of such calendar month, subject to inclusion of such month in the applicable Fiscal Quarter, in accordance with the fiscal accounting calendar of the Loan Parties. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the end of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Fiscal Year” means any period of fifty-two (52) or fifty-three (53) weeks, as the case may be, ending on the Saturday closest to January 31 of any calendar year. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Parent and each other Person who shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) All Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first day after the end of each month and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two or three months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

(iv) notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means 75%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s discretion, include (but are not limited to) reserves based on:

(a) Obsolescence;

(b) Seasonality;

(c) Shrink;

(d) Imbalance;

(e) Change in Inventory character;

(f) Change in Inventory composition;

(g) Change in Inventory mix;

(h) Markdowns (both permanent and point of sale);

(i) Retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j) Out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (a) is organized by such Person for the purpose of making equity or debt investments in one or more companies and (b) is controlled by such Person. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in substantially in the form of Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Knowledge” means knowledge after due inquiry and diligent investigation.

“Landlord Lien State” means Pennsylvania, Texas, Virginia and Washington, or such other state(s) as to which Collateral Agent notifies the Lead Borrower in writing that a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its discretion), and (b) any other Lender selected by the Administrative Agent in its discretion. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

“Letter of Credit Obligations” means L/C Obligations.

“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time; provided that for purposes of the definition of “Material Adverse Effect” and Article VII, “Loan Documents” shall not include agreements relating to Cash Management Services and Bank Products.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Management Reimbursement Agreement” means the Reimbursement Agreement dated as of August 14, 2009 by and between Sportsman’s Warehouse Holdings, Inc. and SEP SWH Holdings, L.P., on behalf of itself and its affiliates, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party, the termination or breach of which would be reasonably likely to result in a Material Adverse Effect, including, without limitation, the Management Reimbursement Agreement, Trade Credit Documents, and Sponsor Security Agreement.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $1,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means May 28, 2014.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means each and every fee and leasehold mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Collateral Agent.

“Mortgage Policies” has the meaning specified in the definition of Real Estate Eligibility Requirements.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates); and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means (a) a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means any obligation on account of (i) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (ii) any transaction with any Agent or any of their respective Affiliates, which arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time; and/or (iii) any liability with respect to Factored Receivables.

“Other Taxes” means, other than Excluded Taxes, all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; excluding, however, such Taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Borrowers’ request pursuant to Section 10.13).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Parent” means Sportsman’s Warehouse Holdings, Inc.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) No Default then exists or would arise from the consummation of such Acquisition;

(b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c) The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the documents evidencing the intended Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(d) Either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(e) After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s Equity Interests, Inventory, Accounts, Real Estate and other property of the same nature as constitutes collateral under the Security Documents;

(h) The total consideration paid for all such Acquisitions (whether in cash, tangible property, notes or other property) after the Closing Date shall not exceed in the aggregate the sum of $5,000,000; and

(i) The Loan Parties shall have satisfied the Additional Payment Conditions.

“Permitted Disposition” means any of the following:

(a) dispositions of inventory in the ordinary course of business;

(b) bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business, made in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions shall not exceed those set forth in the Borrowers’ business plan reasonably satisfactory to Administrative Agent, and provided, further, at the Collateral Agent’s discretion, all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Collateral Agent;

(c) non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

(e) the sale or other disposition by a Loan Party of Inventory that is obsolete and having a book value not exceeding $250,000 in the aggregate in any Fiscal Year (or such greater amount agreed to by Administrative Agent in its reasonable discretion);

(f) the sale or other disposition by a Loan Party of (i) Equipment or Fixtures of the stores closed in connection with the Plan of Reorganization, and (ii) Equipment or Fixtures that are obsolete or no longer used or useful in such Loan Party’s business and having a book value, not exceeding $500,000 in the aggregate in any Fiscal Year (or such greater amount agreed to by Administrative Agent in its reasonable discretion);

(g) Sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(h) Sales, transfers and dispositions of or by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(i) as long as no Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, (B) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (C) the net proceeds of such sale are utilized to repay the Obligations, and (D) in the case of any sale-leaseback transaction permitted hereunder, the Agents shall have received from such each purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 6.04;

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

(h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor the Collateral Agent;

(j) Landlords’ and lessors’ Liens in respect of rent not in default;

(k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p) encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages; and

(q) Liens arising with respect to the Sponsor Security Agreement and the Trade Credit Security Agreement.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

(a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(b) Indebtedness of any Loan Party to any other Loan Party;

(c) Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $2,500,000 at any time outstanding and further provided that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $1,000,000 at any time outstanding;

(e) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations, and (C) the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i) The Obligations;

(j) Other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(k) The Trade Credit; and

(l) The Cash Flow Payments (payable in accordance with the terms of this Agreement).

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Parent);

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) Guarantees constituting Permitted Indebtedness;

(j) Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative purposes) to protect against fluctuations in interest rates in respect of the Obligations;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l) Advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $10,000 to any individual at any time or in an aggregate amount not to exceed $100,000 at any time outstanding;

(m) Investments constituting Permitted Acquisitions;

(n) Capital contributions made by any Loan Party to another Loan Party;

(o) Completion of Lead Borrower’s development and initiation of e-commerce/internet sales to the public;

(p) Opening additional Stores consistent with Borrowers’ business plan reasonably satisfactory to Administrative Agent; and

(q) Other Investments not exceeding $50,000 in the aggregate at any time outstanding.

provided, however, that notwithstanding the foregoing, no such Investments specified in clauses (a) through (e) and clause (q) shall be permitted unless (i) either (A) no Revolving Credit Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c) Is made to pay any other amount chargeable to any Loan Party hereunder; and

(d) Together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan of Reorganization” means that certain Second Amended Joint Plan of Reorganization of Sportsman’s Warehouse, Inc. and affiliated debtors, dated June 27, 2009, filed in the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to the Confirmation Order.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Event” means:

(a) Any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party;

(b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent or;

(c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

(d) The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e) The receipt by any Loan Party of any Extraordinary Receipts.

“Public Lender” has the meaning specified in Section 6.02.

“Real Estate” means all real property subject to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Estate Advance Rate” means 50% from the Closing Date through May 27, 2012, 45% from May 28, 2012 through May 27, 2013 and 40% from the May 28, 2013 through the Maturity Date.

“Real Estate Cap” means at any time of calculation, $8,000,000.

“Real Estate Eligibility Requirements” means collectively, each of the following:

(a) The applicable Loan Party has executed and delivered to the Collateral Agent a Mortgage with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;

(b) Such Real Estate is used by a Loan Party for offices or as a store or distribution center;

(c) As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;

(d) The Collateral Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agents (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Appraised Value of the applicable Mortgaged Property), issued, coinsured and reinsured (to the extent required by the Collateral Agent) by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only those Liens permitted by Section 6.02 having priority over the Lien of the Collateral Agent under applicable Law or otherwise reasonably acceptable to the Collateral Agent;

(e) With respect to any Real Estate owned by a Borrower or any other Loan Party (excluding interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent;

(f) With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527-05, in form and substance reasonably satisfactory to the Collateral Agent, from an environmental consulting firm reasonably acceptable to the Collateral Agent, which report shall identify recognized environmental conditions and shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the Collateral Agent shall be satisfied with the nature and amount of any such matters. The Collateral Agent may, upon the receipt of a Phase I Environmental Site Assessment require the delivery of further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment;

(g) The applicable Loan Party shall have delivered to the Collateral Agent evidence of flood insurance naming the Collateral Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Collateral Agent; and

(h) The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Agents, including, without limitation, such as may be necessary to comply with FIRREA.

“Realty Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.

“Receivables Advance Rate” means 85%.

“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables, including, without limitation, Dilution Reserves.

“Recipient” means, as applicable, (a) any Person to which any payment on account of any obligation of a Loan Party under any Loan Document is made or owed, including the Administrative Agent or any Lender or (b) if any Person described in clause (a) is treated as a pass–through entity for applicable Tax purposes, the beneficial owner of such Person.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.12(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves, Realty Reserves, and Receivables Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its

Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, and any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Payment Conditions” means satisfaction of the following: (i) no Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment and (ii) (a) at all times during the 90 day period immediately preceding any such Restricted Payment and (b) immediately after giving effect to any such Restricted Payment, Availability shall not be less than 20% of the Borrowing Base and (iii) the Administrative Agent shall have received projections reasonably satisfactory to the Administrative Agent as determined on a pro forma basis, for the 180 day period immediately following the making of any such Restricted Payment (after giving pro-forma effect thereto), that reflect the Borrowers collectively shall have Availability of at least 20% of the Borrowing Base; it being understood and agreed that it shall not constitute a breach of this requirement if Availability subsequently is less than 20% of the Borrowing Base so long as the projection thereof is based on the good faith estimate of the Borrowers at the time of such payment.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Rate Contracts” means Swap Contracts.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Senior Executive Officers” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, President, Treasurer or Assistant Treasurer of each Borrower.

“Settlement Date” has the meaning provided in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Shrink Reserve” means an amount reasonably estimated by the Agents to be equal to that amount which is required in order that the Shrink reflected in Borrowers’ stock ledger would be reasonably equivalent to the Shrink calculated as part of the Borrowers’ most recent physical inventory.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Sponsor” means New SEP SWH Holdings, L.P., a Delaware limited partnership.

“Sponsor Note” means that certain promissory note executed by Borrowers in favor of Sponsor in the principal amount of $12,000,000 (plus paid-in-kind interest added thereto), as amended, restated, supplemented or otherwise modified from time to time (so long as such amendment, restatement, supplement or modification is not prohibited by this Agreement or the Subordination Agreement).

“Sponsor Note Payment Conditions” means satisfaction of the following: (i) No Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment and (ii) (a) at all times during the 90 day period immediately preceding any such Restricted Payment and (b) immediately after giving effect to any such Restricted Payment, Availability shall not be less than 25% of the Borrowing Base and (iii) the Administrative Agent shall have received projections reasonably satisfactory to the Administrative Agent as determined on a pro forma basis, for the 180 day period immediately following the making of any such Restricted Payment (after giving pro-forma effect thereto), that reflect the Borrowers collectively shall have Availability of at least 25% of the Borrowing Base; it being understood and agreed that it shall not constitute a breach of this requirement if Availability subsequently is less than 25% of the Borrowing Base so long as the projection thereof is based on the good faith estimate of the Borrowers at the time of such payment.

“Sponsor Security Agreement” means that certain SEP Security Agreement dated as of August 14, 2009 by and among Sportsman’s Warehouse Holdings, Inc., Sportsman’s Warehouse, Inc., and Pacific Flyway Wholesale, LLC and Sponsor, as amended, restated, supplemented or otherwise modified from time to time (so long as such amendment, restatement, supplement or modification is not prohibited by this Agreement or the Subordination Agreement).

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include a Borrower’s interest in any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Debt” means the Indebtedness of the Borrowers evidenced by the Sponsor Note, the Cash Flow Payment and any other Indebtedness of any Credit Party subordinated in right of payment to the Obligations (specifically excluding from Subordinated Debt any capital lease payments) in a manner and form satisfactory to Administrative Agent and Lenders in their reasonable discretion, as to right and time of payment and as to any other rights and remedies thereunder. For the avoidance of doubt, the Trade Credit shall not be Subordinated Debt hereunder.

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement dated as of August 14, 2009 by and among the agent under the Existing Credit Agreement, on behalf of itself and the lenders thereunder, Sponsor and Trade Credit Agent, on behalf of itself and the Trade Creditors, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo Retail Finance, LLC in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, or (iii) the termination of the Commitments in accordance with the provisions of Section 2.06(a) hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trade Credit” means that certain Trade Credit extended by the Trade Creditors to the Borrowers pursuant to the Trade Credit Documents.

“Trade Credit Agent” shall mean Wilmington Trust FSB, as the Trade Credit Agent for the Trade Creditors, together with its successors and assigns.

“Trade Credit Agent Agreement” shall mean the Trade Credit Agent Agreement dated as of August 14, 2009 by and among the Trade Credit Agent and the Trade Creditors, as amended, restated, supplemented or otherwise modified from time to time.

“Trade Credit Commitment Letters” has the meaning ascribed to it in the Trade Credit Agent Agreement.

“Trade Credit Documents” shall mean, collectively, the Trade Credit Commitment Letters, the Trade Credit Agent Agreement, the Trade Credit Security Agreement, the Subordination Agreement, any other intercreditor agreement, security agreements, and any other agreements, documents and instruments concurrently or at any time hereafter executed by the Borrowers in connection with the Trade Credit Commitment Letters, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Trade Creditors” has the meaning ascribed to it in the Trade Credit Agent Agreement.

“Trade Credit Security Agreement” shall mean the Trade Credit Security Agreement dated as of August 14, 2009 by and among Sportsman’s Warehouse Holdings, Inc., Sportsman’s Warehouse, Inc., and Pacific Flyway Wholesale, LLC and the Trade Credit Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wells Fargo” means Wells Fargo Bank, N.A. and its successors.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans; Reserves. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base,

(ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,

(iii) The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(b) The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i) Shrink Reserve (an Inventory Reserve): An amount equal to 0.85% of the Cost of Inventory on hand at retail Stores as of the end of each Fiscal Quarter, and $100,000 with respect to the Inventory at wholesale, as such shrink reserve may be adjusted based on current trends, and subject to the reasonable business judgment of the Administrative Agent;

(ii) Rent Reserve (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent;

(iii) Customer Deposits Reserve (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Deposits; and

(iv) Customer Credit Liabilities Reserve (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities (except an amount equal to one hundred percent (100%) with respect to layaways), as reflected in the Borrowers’ books and records.

(c) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate Reserves.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.

(c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e) Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the Consent of the Required Lenders.

(f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 3 Interest Periods in effect with respect to LIBO Rate Loans.

(h) The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the Administrative Agent, in reliance upon the agreements of the Lenders set forth in this Section 2.03, shall endeavor to cause the L/C Issuer from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer.

(ii) No Letter of Credit shall be issued if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.

(iii) No Letter of Credit shall be issued without the prior consent of the Administrative Agent if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial Stated Amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Administrative Agent or L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The Borrowers shall not permit any Letter of Credit to be amended if (A) the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit/Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Administrative Agent or L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Administrative Agent or the L/C Issuer may require. Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, endeavor to issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of

Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

(iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the Administrative Agent may, in its sole and absolute discretion, endeavor to cause the L/C Issuer to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Administrative Agent or the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the Administrative Agent or the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Administrative Agent shall instruct the L/C Issuer not to permit any such extension if (A) the Administrative Agent has determined that it would not be permitted, or would have no obligation, at such time to endeavor to cause the L/C Issuer to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Administrative Agent shall notify the Lead Borrower thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate

Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi) the fact that any Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Administrative Agent and the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a monthly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.12(b) hereof.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, a fronting fee (the “Fronting Fee”) (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance or amendment thereof, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and provided further that the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Swing Line Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect.

(d) The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

(e) The Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Cash Proceeds received by a Loan Party on account of a Prepayment Event.

(f) Prepayments made pursuant to Section 2.05(c), (d) and (e) above, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.06 Termination or Reduction of Commitments

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees, Early Termination Fees, and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) To the extent not previously paid, the Borrower shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.375% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the first day after the end of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

(b) Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, or in the event that the Borrowers reduce (but do not terminate) the Aggregate Commitments prior to the Maturity Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to one percent (1.0%) of the Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Commitments, as applicable, if the Termination Date or reduction shall occur at any time on or before November 28, 2011. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement or any portion of the Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

(c) Other Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., at the option of the Administrative Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Settlement Amongst Lenders

(a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans), shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15 Increase in Commitments.

(a) Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time, request increases in the Aggregate Commitments by a total amount not exceeding $25,000,000. At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any additional Lender (the “Additional Commitment Lender”) be less than $5,000,000.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Lead Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) changes expressly contemplated by this Agreement and the other Loan Documents, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default exists.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be provided on the Closing Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv) to the extent a Recipient is not a U.S. person within the meaning of Section 7701(a)(30) and is not the beneficial owner of payments made under this Agreement or any Loan Document (for example, where such Recipient is a non-U.S. partnership), (A) an IRS Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iii), (v) and (vi) of this Section 3.01(e) that would be required of each such beneficial owner if such beneficial owner were a Recipient, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f) Transfer of Obligations. Notwithstanding anything to the contrary contained herein or in any Loan Document, if a Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of the Loan Parties to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Loan Parties to such Lender. To the extent of such percentage amount, the Administrative Agent and the Borrower will treat such Lender’s documentation provided pursuant to subsection (e) of this Section 3.01 as no longer valid. Neither the Borrower nor any other Loan Party shall make any greater payments pursuant to this Section 3.01 as a consequence of (i) such sale, assignment, participation or transfer or (ii) any change by a Lender of its designated lending branch.

(g) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on LIBO Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Taxes imposed by way of withholding or deduction, Indemnified Taxes or Other Taxes and amounts relating to the foregoing which shall be governed solely and exclusively by Section 3.01, and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBO Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any LIBO Rate Loan on a day other than the last day of the Interest Period for such LIBO Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBO Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any reasonably calculable loss of anticipated profits and any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing, provided such administrative charges are associated with the foregoing but not duplicative of the compensation for such loss, cost or expense otherwise described in this Section 3.05.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

3.08 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the

Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Lindquist & Vennum PLLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since January 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(viii) a payoff letter from the agent for the lenders under the Existing Credit Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(ix) the Security Documents (including, without limitation, the Mortgages, to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date) and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties, subject to acceptable temporary escrow of certificates pending payment in full of obligations under the Existing Credit Agreement;

(x) all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi) (A) appraisals (based on net liquidation value) by a third party appraiser acceptable to the Collateral Agent of all Inventory of the Borrowers, the results of which are satisfactory to the Collateral Agent and (B) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Collateral Agent;

(xii) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xiii) (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, (C) control agreements with respect to the Loan Parties’ securities and investment accounts, and (D) Collateral Access Agreements as required by the Collateral Agent;

(xiv) complete and correct copies of the Sponsor Note and the Trade Credit Documents, including Confirmation of Subordination Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith);

(xv) to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date:

(A) evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

(B) an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA by a third party appraiser acceptable to the Collateral Agent and otherwise in form and substance satisfactory to the Collateral Agent;

(C) flood certificates with respect to each of the properties described in the Mortgages certifying that such properties are not in a flood zone otherwise the Administrative Agent shall be named as loss payee and additional insured on flood insurance reasonably acceptable to the Administrative Agent with respect to such properties; and

(xvi) such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

(b) After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $11,000,000.

(c) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the period ended as of May 22, 2010, and executed by a Responsible Officer of the Lead Borrower.

(d) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(e) The Administrative Agent shall be reasonably satisfied that the Real Estate Eligibility Conditions have been satisfied to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date.

(f) The Administrative Agent shall have received and be satisfied with (i) a detailed forecast for the period commencing on the Closing Date and ending January 29, 2011, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (b) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(g) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) There shall not have occurred any default of any Material Contract of any Loan Party.

(i) The consummation of the transactions contemplated hereby shall not violate any Applicable Law or any Organization Document.

(j) All fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(k) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(l) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(m) No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(n) There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Administrative Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) and each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (e) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (d), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(e) No Overadvance shall result from such Credit Extension.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements to be provided on or before July 1, 2010, will (i) be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries dated May 1, 2010, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness.

(c) Since January 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Intentionally Omitted.

The Consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(d) will be prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07 No Default. Except as disclosed on Schedule 5.07, no Loan Party or any Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens

(a) Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens, other than Permitted Encumbrances. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

(c) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(e) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity thereof.

5.09 Environmental Compliance

(a) Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) to the Knowledge of the Senior Executive Officers, is aware of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently or formerly owned or currently operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned by any Loan Party or any Subsidiary thereof; (iii) to the Knowledge of the Senior Executive Officers, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been unlawfully released, discharged or disposed of by any Loan Party or Subsidiary thereof on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c) Except as otherwise set forth on Schedule 5,09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with insurance companies which are financially sound and reputable to the actual knowledge of the Senior Executive Officers and which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11 Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those relating to Allowed Priority Tax Claims (as defined in the Plan of Reorganization) which will be paid pursuant to the Plan of Reorganization, and those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien (other than Permitted Encumbrances) has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. None of the Loan Parties or any of their Subsidiaries has received written notice of a proposed tax assessment against any such Loan Party or Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in substantial compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code or sponsor of such plan has received a favorable determination, opinion or advisory letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists to the Knowledge of the Lead Borrower or is likely to arise on account of any Plan.

(b) There are no pending or, to the knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or, if applicable, violation of the ERISA fiduciary responsibility rules with respect to any Plan that has resulted or to the Knowledge of the Lead Borrower could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act;

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc.The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. To the Knowledge of the Senior Executive Officers, the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. Except as set forth on Schedule 5.18, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19 Intentionally Omitted.

5.20 Solvency

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21 Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs and Blocked Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA and each Blocked Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24 Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Parent, a Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit ,and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(b) as soon as available, but in any event within 45 days after the end of each of the Fiscal Quarters of each Fiscal Year of the Parent, a Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(c) as soon as available, but in any event within 30 days after the end of each of the Fiscal Months of each fiscal year of the Parent, a consolidated and, if requested by Administrative

Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(d) as soon as available, but in any event no more than 30 days after the end of each Fiscal Year of the Parent, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements;

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and (ii) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) a copy of management’s discussion and analysis with respect to such financial statements;

(c) on the 5th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit G (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(f) as soon as available, but in any event within 30 days after the end of each fiscal year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly after the Administrative Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness; and

(h) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked

“PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default, to the Knowledge of a Senior Executive Officer;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event, to the Knowledge of a Senior Executive Officer;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of any change in any Loan Party’s Senior Executive Officers;

(f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h) of the filing of any Lien for unpaid Taxes against any Loan Party, to the Knowledge of a Senior Executive Officer;

(i) of any casualty or other insured damage to any material portion of the Collateral, to the Knowledge of a Senior Executive Officer, or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

(j) of any transaction of the nature contained in ARTICLE VII hereof, occurring after the Closing Date, including, without limitation, (i) the entry by a Loan Party into a Material

Contract, (ii) the incurrence by a Loan Party of Material Indebtedness, (iii) the voluntary or, to the actual knowledge of a Senior Executive Officer, involuntary grant of any Lien upon any property of a Loan Party; or (iv) the making of any Investments by a Loan Party.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses, including all Federal firearm licenses, and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(a) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include, as the insurable interest of the Loan Parties, Collateral Agent, Administrative Agent or Credit Parties should appear, (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include, as the insurable interest of the Loan Parties, Collateral Agent, Administrative Agent or Credit Parties should appear, (1) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (2) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (3) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(b) shall also provide that it shall not be canceled, modified or not renewed (y) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (z) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

(b) If at any time the area in which any Eligible Real Estate is located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the retail business, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in its business.

(c) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(d) Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(e) Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records; Accountants

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b) at all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

6.10 Inspection Rights

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such evaluations and appraisals. Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake, at the Loan Parties’ expense, up to (X) two (2) inventory appraisals and two (2) commercial finance examinations in any Fiscal Year when Availability is at all times during such Fiscal Year greater than or equal to 25% of the Loan Cap, and (Y) up to four (4) inventory appraisals and four (4) commercial finance examinations in any Fiscal Year when

Availability is at any time during such Fiscal Year less than 25% of the Loan Cap. Notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, at any time required by applicable Law or if a Default shall have occurred and be continuing.

(c) Permit the Administrative Agent, from time to time, engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Administrative Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of an Event of Default. (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Eligible Real Estate from any Person (including, without limitation, the Environmental Protection Agency). Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, (c) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under applicable Law and the Loan Documents, and (d) to pay in full any obligations outstanding under the Existing Credit Agreement.

6.12 Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13 Cash Management.

(a) On or prior to the Closing Date:

(i) deliver to the Administrative Agent originals of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party, which shall be delivered by the Administrative Agent to each depository institution listed on Schedule 5.21(a);

(ii) deliver to the Administrative Agent originals of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit I which have been executed on behalf of such Loan Party, which shall be delivered by the Administrative Agent to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(iii) enter into a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b) The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA and all payments due from credit card processors.

(c) Each Blocked Account Agreement shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Wells Fargo (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts from the sale of Inventory and other assets (whether or not constituting Collateral);

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv) the then current contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v) the then current entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi) the proceeds of all credit card charges.

(d) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the

Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(e) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14 Information Regarding the Collateral.

(a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.15 Physical Inventories.

(a) Cause cycle counts to be conducted consistent with current practices reasonably satisfactory to the Collateral Agent with results to be shared with Collateral Agent and updated in the stock ledger timely. If any Default or Event of Default exists, at the discretion of the Collateral Agent, and at Borrowers’ expense, the Borrowers shall conduct a full physical count of Inventory. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within 15 days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) Permit the Collateral Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16 Environmental Laws.

(a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17 Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.13, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.13(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.13(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c) Use, and cause each of the Subsidiaries to use, their commercially reasonable efforts to obtain lease terms in any lease entered into by any Loan Party after the date hereof not expressly prohibiting the recording in the relevant real estate filing office of an appropriate memorandum of lease and the encumbrancing of the leasehold interest of such Loan Party in the property that is the subject of such lease.

(d) Upon the request of the Collateral Agent, cause each of its customs brokers to deliver an agreement to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require, as required to protect Collateral Agent’s interest in the Eligible Inventory.

(e) Upon the request of the Collateral Agent, request and use reasonable efforts to cause any of its landlords to deliver a Collateral Access Agreement to the Collateral Agent in such form as the Collateral Agent may reasonably require, provided that in all events such Collateral Access Agreement shall be furnished for each of Borrowers’ distribution centers.

6.18 Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

6.19 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property (excluding real property other than the Eligible Real Property), assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02 Investments. Make any Investments, except Permitted Investments.

7.03 Indebtedness. (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness or (b) issue Disqualified Stock.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b) any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into the Borrower, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

(c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party other than to the Parent;

(b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(c) the Loan Parties may issue and sell Equity Interests provided that (i) (A) with respect to any Equity Interests, all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) shall be in additional shares of such Equity Interests, in lieu of cash, (B) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests, and (C) all payments in respect of such Equity Interests are expressly subordinated to the Obligations, and (ii) no Loan Party shall issue any additional Equity Interests in a Subsidiary.

7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Debt, except (a) as long as no Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of

Permitted Indebtedness (other than Subordinated Debt), (b) certain intercompany loans and advances between Borrowers and Guarantor to the extent mutually agreed, including without limitation advances made to the Guarantor for payment of Taxes, (c) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (but excluding on account of any Subordinated Debt), (d) payments with respect to the Trade Credit, (e) the reimbursement of expenses of SEP SWH Holdings, L.P. and its Affiliates pursuant to the Management Reimbursement Agreement; (f) priority Sponsor Note payments due December 31, 2010 and March 31, 2011, not to exceed $1,000,000 each, plus accrued interest, provided, that with respect to any Restricted Payment to be made pursuant to clause (f) the Borrower has satisfied the Sponsor Note Payment Conditions; (g) scheduled payments of interest and principal with respect to Subordinated Debt commencing May 31, 2011, provided, that with respect to any Restricted Payment to be made pursuant to clause (g) the Borrower has satisfied the Scheduled Payment Conditions; (h) additional voluntary payments with respect to Subordinated Debt commencing May 31, 2011, provided, that with respect to any Restricted Payment to be made pursuant to clause (h) the Borrower has satisfied the Additional Payment Conditions; and (i) refinancings and refundings of such Indebtedness in compliance with Section 7.03.

7.08 Change in Nature of Business

(a) In the case of the Parent, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Equity Interests in the other Loan Parties, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (v) activities incidental to the businesses or activities described in clauses (a) through (iv) of this Section 7.08(a).

(b) In the case of each of the Loan Parties, engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto; provided, however, retail sales through e-commerce / internet shall not be construed as a substantially different line of business.

7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties.

7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.

7.12 Amendment of Material Documents.

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.

7.13 Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14 Deposit Accounts; Credit Card Processors.

Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Administrative Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15 Excess Availability.

Permit Excess Availability at any time to be less than ten percent (10%) of the Borrowing Base, or permit Availability at any time to be less than Four Million Dollars ($4,000,000).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13, or 6.14 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 15 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $1,000,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 30 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 10 days after its issuance or levy; or

(h) Judgments. Other than with respect to any judgment which may arise in connection with the litigation relating to the Billings Lease, as described in item 13 of Schedule 5.06, there is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in material liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or which would reasonably likely result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document and which is not replaced with a substantially similar Lien on such Collateral; or

(k) Change of Control. There occurs any Change of Control; or

(l) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m) Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or

(n) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony;

(p) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document;

(q) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Debt (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees but excluding any Early Termination Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04(g), but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them

Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the Swing Line Lender hereby irrevocably appoints Wells Fargo Retail Finance, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (in its capacities as a Lender) and the Swing Line Lender hereby irrevocably appoints Wells Fargo Retail Finance, LLC as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this

Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

Any resignation by Wells Fargo Retail Finance, LLC as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and the resignation of Wells Fargo as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

9.08 Intentionally Omitted.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i) and 2.03(j) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.12 Reports and Financial Statements.

By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.14 Indemnification of Agents. The Lenders hereby agree to indemnify the Agents, the L/C Issuer and any Related Party, as the case may be (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16 Defaulting Lender.

(a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swingline Loans or L/C Borrowings and such failure is not cured within one (1) Business Day after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.13(c) hereof from the date when originally due until the date upon which any such amounts are actually paid.

(b) The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans. Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

(c) Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

9.17 Intentionally Omitted.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

(b) as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c) as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d) as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e) change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h) increase the Aggregate Commitments without the written Consent of each Lender;

(i) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

(j) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender; and

(k) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any

Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a

Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no

Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable by the party requesting such assignment, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04,

3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties (except for the consent of the Lead Borrower only if no Default has occurred and is continuing at the time of such participation (such consent not to be unreasonably withheld or delayed)) or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Retail Finance, LLC assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, Wells Fargo Retail Finance II, LLC may resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Wells Fargo Retail Finance, LLC resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, except to the extent that such representations and warranties may be revised in accordance with the terms of this Agreement. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities and (z) any Obligations that may thereafter arise under Section 10.04.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and

(v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18 Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19 Time of the Essence. Time is of the essence of the Loan Documents.

10.20 Press Releases.

Each Loan Party agrees to provide its reasonable consent to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft of any advertising material to the Lead Borrower at least five (5) days prior to the publication thereof. Upon consent from Lead Borrower, Administrative Agent may provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by

(i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.22 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23 Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company by Sportsman’s Warehouse, Inc., its sole member

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

GUARANTOR

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Utah corporation

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

Signature Page to Credit Agreement

125

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent and as Collateral Agent

By:	/s/ Cory Loftus

Name:	Cory Loftus

Title:	Director

WELLS FARGO RETAIL FINANCE, LLC as a Lender and Swing Line Lender

By:	/s/ Cory Loftus

Name:	Cory Loftus

Title:	Director

Signature Page to Credit Agreement

126

SCHEDULES TO CREDIT AGREEMENT

Dated as of May 28, 2010

among

SPORTSMAN’S WAREHOUSE, INC.,

as the Lead Borrower

For

The Borrowers Named Herein

WELLS FARGO RETAIL FINANCE, LLC

as Administrative Agent, Collateral Agent, Swing Line Lender,

and

The Other Lenders Party Hereto

This document constitutes the schedules to the Credit Agreement (“Credit Agreement”) by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Matters reflected in these schedules are not necessarily limited to matters required by the Credit Agreement to be reflected herein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. An exception or matter disclosed with respect to one representation or warranty shall also be deemed disclosed with respect to each other warranty or representation to which the exception or matter reasonably relates to the extent such relationship is reasonably apparent on the face of the disclosure contained in these schedules.

1

Disclosure Schedule 1.01(a)

Borrowers

Sportsman’s Warehouse, Inc., a Utah corporation

Sportsman’s Warehouse Southwest, Inc., a California corporation

Minnesota Merchandising Corp., a Minnesota corporation

Pacific Flyway Wholesale, LLC, a Delaware limited liability company

2

Disclosure Schedule 1.01(b)

Eligible Real Estate

Lot 1, ROCKY MOUNTAIN VILLAGE EIGHTH SUBDIVISION to the City of Loveland, County of Larimer, State of Colorado.

Property address: 1675 Rocky Mountain Avenue, Loveland, Colorado.

3

Disclosure Schedule 1.01(c)

Fiscal Calendar through Fiscal Year 2028

Fiscal Year
Period	FY09		FY10		FY11		FY12		FY13
	Beg	End	Beg	End	Beg	End	Beg	End	Beg	End
1	2/1/2009	2/28/2009	1/31/2010	2/27/2010	1/30/2011	2/26/2011	1/29/2012	2/25/2012	2/3/2013	3/2/2013
2	3/1/2009	3/28/2009	2/28/2010	3/27/2010	2/27/2011	3/26/2011	2/26/2012	3/24/2012	3/3/2013	3/30/2013
3	3/29/2009	5/2/2009	3/28/2010	5/1/2010	3/27/2011	4/30/2011	3/25/2012	4/28/2012	3/31/2013	5/4/2013
4	5/3/2009	5/30/2009	5/2/2010	5/29/2010	5/1/2011	5/28/2011	4/29/2012	5/26/2012	5/5/2013	6/1/2013
5	5/31/2009	6/27/2009	5/30/2010	6/26/2010	5/29/2011	6/25/2011	5/27/2012	6/23/2012	6/2/2013	6/29/2013
6	6/28/2009	8/1/2009	6/27/2010	7/31/2010	6/26/2011	7/30/2011	6/24/2012	7/28/2012	6/30/2013	8/3/2013
7	8/2/2009	8/29/2009	8/1/2010	8/28/2010	7/31/2011	8/27/2011	7/29/2012	8/25/2012	8/4/2013	8/31/2013
8	8/30/2009	9/26/2009	8/29/2010	9/25/2010	8/28/2011	9/24/2011	8/26/2012	9/22/2012	9/1/2013	9/28/2013
9	9/27/2009	10/31/2009	9/26/2010	10/30/2010	9/25/2011	10/29/2011	9/23/2012	10/27/2012	9/29/2013	11/2/2013
10	11/1/2009	11/28/2009	10/31/2010	11/27/2010	10/30/2011	11/26/2011	10/28/2012	11/24/2012	11/3/2013	11/30/2013
11	11/29/2009	12/26/2009	11/28/2010	12/25/2010	11/27/2011	12/24/2011	11/25/2012	12/29/2012	12/1/2013	12/28/2013
12	12/27/2009	1/30/2010	12/26/2010	1/29/2011	12/25/2011	1/28/2012	12/30/2012	2/2/2013	12/29/2013	2/1/2014

	FY14		FY15		FY16		FY17		FY18
	Beg	End	Beg	End	Beg	End	Beg	End	Beg	End
1	2/2/2014	3/1/2014	2/1/2015	2/28/2015	1/31/2016	2/27/2016	1/29/2017	2/25/2017	2/4/2018	3/3/2018
2	3/2/2014	3/29/2014	3/1/2015	3/28/2015	2/28/2016	3/26/2016	2/26/2017	3/25/2017	3/4/2018	3/31/2018
3	3/30/2014	5/3/2014	3/29/2015	5/2/2015	3/27/2016	4/30/2016	3/26/2017	4/29/2017	4/1/2018	5/5/2018
4	5/4/2014	5/31/2014	5/3/2015	5/30/2015	5/1/2016	5/28/2016	4/30/2017	5/27/2017	5/6/2018	6/2/2018
5	6/1/2014	6/28/2014	5/31/2015	6/27/2015	5/29/2016	6/25/2016	5/28/2017	6/24/2017	6/3/2018	6/30/2018
6	6/29/2014	8/2/2014	6/28/2015	8/1/2015	6/26/2016	7/30/2016	6/25/2017	7/29/2017	7/1/2018	8/4/2018
7	8/3/2014	8/30/2014	8/2/2015	8/29/2015	7/31/2016	8/27/2016	7/30/2017	8/26/2017	8/5/2018	9/1/2018
8	8/31/2014	9/27/2014	8/30/2015	9/26/2015	8/28/2016	9/24/2016	8/27/2017	9/23/2017	9/2/2018	9/29/2018
9	9/28/2014	11/1/2014	9/27/2015	10/31/2015	9/25/2016	10/29/2016	9/24/2017	10/28/2017	9/30/2018	11/3/2018
10	11/2/2014	11/29/2014	11/1/2015	11/28/2015	10/30/2016	11/26/2016	10/29/2017	11/25/2017	11/4/2018	12/1/2018
11	11/30/2014	12/27/2014	11/29/2015	12/26/2015	11/27/2016	12/24/2016	11/26/2017	12/30/2017	12/2/2018	12/29/2018
12	12/28/2014	1/31/2015	12/27/2015	1/30/2016	12/25/2016	1/28/2017	12/31/2017	2/3/2018	12/30/2018	2/2/2019

4

	FY19		FY20		FY21		FY22		FY23
	Beg	End	Beg	End	Beg	End	Beg	End	Beg	End
1	2/3/2019	3/2/2019	2/2/2020	2/29/2020	1/31/2021	2/27/2021	1/30/2022	2/26/2022	1/29/2023	2/25/2023
2	3/3/2019	3/30/2019	3/1/2020	3/28/2020	2/28/2021	3/27/2021	2/27/2022	3/26/2022	2/26/2023	3/25/2023
3	3/31/2019	5/4/2019	3/29/2020	5/2/2020	3/28/2021	5/1/2021	3/27/2022	4/30/2022	3/26/2023	4/29/2023
4	5/5/2019	6/1/2019	5/3/2020	5/30/2020	5/2/2021	5/29/2021	5/1/2022	5/28/2022	4/30/2023	5/27/2023
5	6/2/2019	6/29/2019	5/31/2020	6/27/2020	5/30/2021	6/26/2021	5/29/2022	6/25/2022	5/28/2023	6/24/2023
6	6/30/2019	8/3/2019	6/28/2020	8/1/2020	6/27/2021	7/31/2021	6/26/2022	7/30/2022	6/25/2023	7/29/2023
7	8/4/2019	8/31/2019	8/2/2020	8/29/2020	8/1/2021	8/28/2021	7/31/2022	8/27/2022	7/30/2023	8/26/2023
8	9/1/2019	9/28/2019	8/30/2020	9/26/2020	8/29/2021	9/25/2021	8/28/2022	9/24/2022	8/27/2023	9/23/2023
9	9/29/2019	11/2/2019	9/27/2020	10/31/2020	9/26/2021	10/30/2021	9/25/2022	10/29/2022	9/24/2023	10/28/2023
10	11/3/2019	11/30/2019	11/1/2020	11/28/2020	10/31/2021	11/27/2021	10/30/2022	11/26/2022	10/29/2023	11/25/2023
11	12/1/2019	12/28/2019	11/29/2020	12/26/2020	11/28/2021	12/25/2021	11/27/2022	12/24/2022	11/26/2023	12/30/2023
12	12/29/2019	2/1/2020	12/27/2020	1/30/2021	12/26/2021	1/29/2022	12/25/2022	1/28/2023	12/31/2023	2/3/2024

	FY24		FY25		FY26		FY27		FY28
	Beg	End	Beg	End	Beg	End	Beg	End	Beg	End
1	2/4/2024	3/2/2024	2/2/2025	3/1/2025	2/1/2026	2/28/2026	1/31/2027	2/27/2027	1/30/2028	2/26/2028
2	3/3/2024	3/30/2024	3/2/2025	3/29/2025	3/1/2026	3/28/2026	2/28/2027	3/27/2027	2/27/2028	3/25/2028
3	3/31/2024	5/4/2024	3/30/2025	5/3/2025	3/29/2026	5/2/2026	3/28/2027	5/1/2027	3/26/2028	4/29/2028
4	5/5/2024	6/1/2024	5/4/2025	5/31/2025	5/3/2026	5/30/2026	5/2/2027	5/29/2027	4/30/2028	5/27/2028
5	6/2/2024	6/29/2024	6/1/2025	6/28/2025	5/31/2026	6/27/2026	5/30/2027	6/26/2027	5/28/2028	6/24/2028
6	6/30/2024	8/3/2024	6/29/2025	8/2/2025	6/28/2026	8/1/2026	6/27/2027	7/31/2027	6/25/2028	7/29/2028
7	8/4/2024	8/31/2024	8/3/2025	8/30/2025	8/2/2026	8/29/2026	8/1/2027	8/28/2027	7/30/2028	8/26/2028
8	9/1/2024	9/28/2024	8/31/2025	9/27/2025	8/30/2026	9/26/2026	8/29/2027	9/25/2027	8/27/2028	9/23/2028
9	9/29/2024	11/2/2024	9/28/2025	11/1/2025	9/27/2026	10/31/2026	9/26/2027	10/30/2027	9/24/2028	10/28/2028
10	11/3/2024	11/30/2024	11/2/2025	11/29/2025	11/1/2026	11/28/2026	10/31/2027	11/27/2027	10/29/2028	11/25/2028
11	12/1/2024	12/28/2024	11/30/2025	12/27/2025	11/29/2026	12/26/2026	11/28/2027	12/25/2027	11/26/2028	12/30/2028
12	12/29/2024	2/1/2025	12/28/2025	1/31/2026	12/27/2026	1/30/2027	12/26/2027	1/29/2028	12/31/2028	2/3/2029

5

Disclosure Schedule 2.01

Wells Fargo Retail Finance LLC	100%	($75,000,000.00)

6

Disclosure Schedule 5.01

Loan Parties’ Organizational Information

Name	State of Organization	Organization Type	Organization Number	FEIN

Sportsman’s Warehouse Holdings, Inc.	Utah	Corporation	1467586-0142	39-1975614

Sportsman’s Warehouse, Inc.	Utah	Corporation	991589-0142	87-0452614

Minnesota Merchandising Corp.	Minnesota	Corporation	678698-2	20-0942908

Sportsman’s Warehouse Southwest, Inc.	California	Corporation	C2888368	20-5218590

Pacific Flyway Wholesale, LLC	Delaware	Limited liability company	4739552	27-1088315

7

Disclosure Schedule 5.05

Material Indebtedness

Sponsor Note.

Trade Credit.

Cash Flow Payment.

Allowed Priority Tax Claims.

Amounts due under the Leases.

Amounts due pursuant to the notes payable listed on Schedule 7.03.

Amounts due pursuant to the mortgages listed on Schedule 7.03.

8

Disclosure Schedule 5.06

Litigation

18.	Jean & Milo Janecek*

Threatened but have not filed an action against SW based on the detention of Ms. Janecek on suspicion of shoplifting.

19.	Jeff Piil*

SW received a demand letter alleging wrongful termination and potential discrimination last year. No charge or lawsuit has been filed to date.

20.	Stryker Clark*

On October 18, 2005, a demand letter was sent to SW on behalf of Stryker Clark, alleging false imprisonment and seeking the rescission of a restitution agreement previously entered into between SW and Mr. Clark. The Corporation denies any wrongdoing and will vigorously defend against any action that may be filed by Mr. Clark. No evaluation presently can be made as to the final outcome of this matter or the likelihood or range of potential loss, if any.

21.	Paul Reynolds**

Mr. Reynolds sent a demand letter to SW alleging damages as a result of allegedly having been sold the wrong hunting license. To date, no action has resulted.

22.	Edward Gaston**

Last fall, Mr. Gaston was acquitted of shoplifting in the following case. His attorney gave some indications, around the time of the criminal trial, that civil action might be taken by Mr. Gaston against SW. To date, no such action has been pursued. State of South Carolina v. Edward .W Gaston; Case No. J847162.

23.	Ian Schuh*

Mr. Schuh filed a complaint with the State of Oregon seeking a rain check on a sale offer. SW offered to issue such a rain check, and no further action was occurred. Ian Schuh; FFI0926-08.

24.	Nevada Power Company, Sierra Pacific Power Co., and/or Nevada Energy (“Nevada Energy”)**

On May 11, 2009, Nevada Energy presented a claim to Hartford Fire Insurance Company (“Hartford”) for unpaid utility bills in the approximate original amount of $31,000 against Bond Number 34 BSB FE7732 issued on behalf of SW. Hartford has requested further information from Nevada Energy and is investigating the claim and has informed SW of this claim by letter dated June 4, 2009. SW responded to Hartford by letter dated June 30, 2009, acknowledging an amount of $26,446.16.

9

25.	Arizona Public Services (“APS”)**

On May 26, 2009, APS presented a claim to Hartford for unpaid utility bills in the original amount of $13,017.34 against Bond Number 34 BSB CP9583 issued on behalf of SW. Hartford has requested further information from APS and is investigating the claim, and has been advised SKI of this claim by letter dated June 4, 2009, acknowledging an amount of $1,655.29 on account 26794287, an amount of $9,675.02 on account 621154282, and an amount of $1,244.75 on account 533856281.

26.	ACI Mechanical, Inc. **

On March 24, 2009, ACI Mechanical, Inc. filed a lien against property owned by SW and upon which SW operates in Ankeny, Iowa for unpaid HVAC parts and services in the original amount of $1745.98, pursuant to that certain Mechanic’s Lien recorded as Document Number 23672. SW has taken no action regarding this lien.

27.	Raymond C. Rumpf & Son**

On March 10, 2009, Raymond C. Rumpf & Son commenced an action against Pacific Flyway Wholesale for nonpayment of goods provided in the original amount of $7,888.15, Case No. 09-02447-27-1.

28.	Heston Stewart McBride, III*

On December 2, 2005, a demand letter was sent to SW on behalf of Heston Stewart McBride, III, demanding the return of $250.00 paid by Mr. McBride’s guardian as part of a restitution agreement with SW. The Corporation has denied the claim. No evaluation presently can be made as to the final outcome of this matter or the likelihood or range of potential loss, if any.

29.	Odessa Chunn*

In June 2006, former employee Odessa Chunn appealed the initial denial of her claim for unemployment benefits to the State of Utah. The Corporation contested Ms. Chunn’s claim and prevailed in an administrative proceeding that is now final. During the course of the appeal, Ms. Chunn voiced allegations that might give rise to a charge of discrimination. No further action has been taken to date by Ms. Chunn. No evaluation presently can be made as to the final outcome of this matter or the likelihood or range of potential loss, if any.

30.	McGillis/Eckman Investments-Billings, LLC

McGillis/Eckman Investments-Billings, LLC (“MEI”), as landlord, and Lead Borrower, as tenant, entered into a Lease dated March 20, 2008 (the “Billings Lease”) for the operation of a Sportsman’s Warehouse store in Billings, Montana (the “Billings Store”). Lead Borrower assumed certain obligations of the Billings Lease in connection with that certain plan of reorganization (the “Plan”) confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), In re Sportsman’s Warehouse, Inc., Case No. 09-10990 (Bankr. D. Del.) (the “Reorganization”). On February 19, 2010, MEI filed a Complaint in Case No. DV-10 294, in the Thirteenth Judicial District Court, Yellowstone County, in Billings, Montana (the “Montana Action”) alleging that Lead Borrower was in default of the Billings Lease for failure to purchase the Billings Store, pursuant to an Option to Purchase contained in the Billings Lease. In the Montana Action, MEI sought specific performance of the purchase, or in the alternative, damages

10

in the approximate amount of $3,000,000. At approximately the same time, MEI demanded that Lead Borrower vacate the Billings Store, which vacation Lead Borrower completed as of March 1, 2010. On March 11, 2010, Lead Borrower filed a Notice of Removal in the Montana Action removing the Montana Action to the United States District Court for the District of Montana under 28 U.S.C. Section 1334. On March 17, 2010, Lead Borrower filed a Complaint in the Bankruptcy Court (“Bankruptcy Court Action”), requesting declaration that the Montana Action is invalid or, in the alternative, that the Bankruptcy Court’s order authorizing assumption of the Billings Lease be vacated. MEI has moved to dismiss the Bankruptcy Court Action, which motion Lead Borrower has opposed. The Bankruptcy Court entered a scheduling order providing for initial disclosures to be exchanged by the parties on May 28, 2010, with fact discovery to be completed by October 22, 2010, and with expert discovery to finish by December 21, 2010. The Court also set a further status conference on February 1, 2011. No trial date has been set.

31.	See also Schedules 5.17 and 5.18

*	This is a pre-petition claim which was not scheduled and for which no proof of claim was filed and so the Borrowers believe that the claim has been expunged in accordance with the Plan of Reorganization. To the extent that such claim is not expunged, it will be resolved in accordance with the terms of the Plan of Reorganization.
**	This claim was either listed on the Borrowers schedules or a proof of claim was filed with respect to this claim, and it will be resolved in accordance with the terms of the Plan of Reorganization.

11

Disclosure Schedule 5.07

Default

Lead Borrower is a party to that certain Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement dated December 12, 2000 and related documents, as restated December 18, 2001, together with additional borrowing which was memorialized July 21, 2006 (collectively, “American Loan Documents”), whereby American Bank of St. Paul and its successor (“American”) provided financing for the purchase of real estate and construction of a Store on the Loveland Property (the “American Loan”). Lead Borrower is in default of the Loan Documents by reason of the following:

1. Immediately prior to and following the Loan Parties’ filing of a Chapter 11 Bankruptcy Reorganization (the “Reorganization”), the Loan Parties did not prepare annual or quarterly audited financial information due to the fact that weekly financial information was being provided at the specific requirement of GE Capital Finance Corporation, the primary lender to the Loan Parties. The failure to provide annual or quarterly audited financial information resulted in a default under the American Loan Documents (“Audit Default”) and American provided Lead Borrower with notice of the Audit Default by written notice dated December 16, 2009. Lead Borrower cannot cure the Audit Default.

2. At the time the American Loan Documents were entered into, Stuart Utgaard was (a) together with his immediate family, the majority owner of Parent, (b) a director of the Loan Parties, and (c) CEO of the Loan Parties. In such capacity, Mr. Utgaard executed a personal guaranty of the American Loan. Following the Reorganization, Mr. Utgaard retained no connection to the Loan Parties or the operation of the business and was no longer an owner, director, officer or employee of any Loan Party. In December 2010, Mr. Utgaard filed for bankruptcy, which filing resulted in a default under the American Loan Documents (“Utgaard Default”) and American provided Lead Borrower with notice of the Utgaard Default by written notice dated January 27, 2009. Lead Borrower cannot cure the Utgaard Default.

American will not waive the Audit Default or the Utgaard Default. American has applied default interest to the American Loan payments made by Lead Borrower.

American has taken no other action to enforce its rights under the American Loan Documents, and Lead Borrower has taken no action to formally dispute the defaults. The American Loan will be paid in full by proceeds of the Loan as soon as the Eligible Real Estate meets the requirements of this Agreement.

12

Disclosure Schedule 5.08(b)(1)

Owned Real Estate

Sportsman’s Warehouse, Inc.

Address	Mortgagee / Lien Holders

Store #106 1675 Rocky Mountain Ave. Loveland, CO 80538 Larimer County	American Bank

Store #114 165 West 7200 South Midvale, UT 84047 Salt Lake County	Stearns Bank

Store #117 19205 N. 27th Ave. Phoenix, AZ 85027 Maricopa County	Heritage Bank

Store #119 11 West 84th Ave. Thornton, CO 80260 Adams County	Beal Bank Nevada

Store #120 921 SE Oralabor Rd. Ankeny, IA 50021 Polk County	First American Bank ACI Mechanical, Inc.*

Store #139 1750 S. Greenfield Rd. Mesa, AZ 85206-3481 Maricopa County	Heritage Bank

*	On March 24, 2009, ACI Mechanical, Inc. filed a lien against property owned by SW and upon which SW operates in Ankeny, Iowa for unpaid HVAC parts and services in the original amount of $1745.98, pursuant to that certain Mechanic’s Lien recorded as Document Number 23672. ACI Mechanical, Inc. is an unsecured creditor under the Plan of Reorganization approved by Order of the United States Bankruptcy Court entered July 30, 2009, which provided for the satisfaction of this claim. Counsel for the Lead Borrower sent a letter to ACI Mechanical requesting that the lien be immediately released.

No other Loan Party owns Real Estate.

13

Disclosure Schedule 5.08(b)(2)

Leased Real Estate

Sportsman’s Warehouse, Inc.

Address	Current Landlord

1137 W. Riverdale Road Riverdale, Utah 84405 (Ogden) Weber County	DDR Riverdale South LLC c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, OH 44122 Re: Account # 104873-20247-7076

3797 E. Fairview Avenue Meridian, Idaho 83642 (Boise) Ada County	GS II Meridian Crossroads LLC c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, OH 44122 # 104873-20236-7074

2909 S. Hitt Road Ammon, Idaho 83405 (Idaho Falls) Bonneville County	William H. Ziering P.O. Box 8435 15611 Via De Santa Fe Rancho Santa Fe, CA 92067

2464 US Highway 6 & 50 Grand Junction, Colorado 81505 Mesa County	Grand Mesa Center, L.L.C. (DE LLC) c/o THF Realty, Inc. 2127 Innerbelt Business Center Drive Suite 200 St. Louis, MO 63114 Attn: Lease Administration

1075 South University Avenue Provo, Utah 84601 Utah County	East Bay Center, LLC. (UT LLC) c/o Elliott Associates, Inc. as agents 901 NE Gilsan Portland, OR 97232

7035 High Tech Drive, #200 Midvale, Utah 84047 (Corporate Offices) Salt Lake County	7037 South Warehouse LLC (UT LLC) Attn: Scott A. Nielsen 6371 South Vintage Oak Lane Salt Lake City, UT 84121

1940 Bridgeview Blvd. Twin Falls, Idaho 83301 Twin Falls County	Canyon Park I, LLC (ID LLC) Attn: Tina Luper 1411 Falls Avenue East, Suite 1201 Twin Falls, ID 83301 208/736-0926

8681 Old Seward Highway Anchorage, AK 99515 Anchorage Borough (County)	ANC Dimond LLC and ANC Hawkins LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

3306 Kietzke Lane Reno, Nevada 89502 Washoe County	Kietzke Plaza LLC (WA LLC) Attn: Rob Rothe 3000 Northup Way Suite 101 Bellevue, WA 98004

14

Address	Current Landlord

1450 Renaissance Blvd., NE Albuquerque, New Mexico 87107 Bernalillo County	Kenneth Donald Knievel Administrative Agent 225 Sequoia Circle Windsor, CO 80550-5807

3945 West Costco Drive Marana (Tucson), Arizona 85741 Pima County	HCo Marana LLC (ID LLC ) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

423 Merhar Avenue Fairbanks, Alaska 99701-3166 Fairbanks North Star Borough (County)	Aurora Center LLC, Cascade I, LLC and Cornell III, LLC c/o Elliott Associates 901 NE Glisan Street Portland, OR 97232

9669 South Prosperity Road West Jordan, Utah 84081-6219 (Distribution Center) Salt Lake County	KPFN Properties, L.C. The Ninigret Group, L.C. Manager 1700 South 4650 West Salt Lake City, UT 84104 Attn: Randolph G. Abood, Manager

555 North Chelton Road Colorado Springs, CO 80909-5217 El Paso County	MMP Citadel, LLC (a Delaware LLC) MMP Citadel, LLC 5571 Bleaux Avenue Springdale, AR 72762

4120 East 2nd Street Casper, WY 82609-2319 Natrona County	GRH Casper LLC MKJ Casper LLC c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

6241 Perimeter Drive, Suite J Chattanooga, TN 37421-3601 Hamilton County	G&M Chattanooga (ID GP) and Slovis Chattanooga, LLC (TN LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

2957 East 850 North St. George, UT 84790 Washington County	Miller Properties St. George, LLC (ID LLC) Attn: Otto Miller 1322 Marsten Road Burlingame, CA 94010

476 Piney Grove Road Columbia, South Carolina 29210 Richland County	Boise Spectrum LLC (ID LLC), GRH Kaysville LLC (ID LLC) and MRH Venture Capital LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

2200 War Admiral Place, Suite 130 Lexington, KY 40509 Lexington-Fayette County	War Admiral Place, LLC (KY LLC) 2527 Sir Barton Way Lexington, KY 40509

1901 East Parks Highway Wasilla, AK 99654 Matanuska-Susitna Borough (County)	GRH Jenks LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

15

Address	Current Landlord

1710 Delta Waters Road Medford, OR 97504 Jackson County	Crater Lake Venture, LLC (OR LLC) Attn: Sheila Roley, Property Manager 744 Cardley Avenue, Suite 100 Medford, OR 97504

Sportsman’s Warehouse Southwest, Inc.

Address	Current Landlord

6640 Lonetree Blvd. Rocklin, CA 95765 Placer County	Rocklin Retail LLC (CA LLC) Attn: Michael Smythe 142 S. Santa Cruz Avenue Los Gatos, CA 95030

16

Disclosure Schedule 5.09

Environmental Matters

The representations and warranties made by the Loan Parties in Section 5.09 are qualified by the contents of the following environmental reports and documents:

Location	Assessment CO.	Date

Twin Falls, ID	Ph I - EHM Engineering, Twin Falls, ID	07/12/00

Anchorage, AK	Geo - Dowl Engineers, Anchorage, AK	09/18/92

Albuquerque, NM	Ph I - Vinyard & Assoc., Albuquerque, NM	03/05/01

Tucson, AZ	Ph I - AMEC, Tempe, AZ	06/24/04

	Geo - Speedie & Assoc., Phoenix, AZ	07/12/04

Colorado Springs, CO	Geo - Terracon, Colorado Springs, CO	04/08/05

St. George, UT	Geo - AGEC, St. George, UT	05/03/05

Columbia, SC	Geo - Schnabel Engineering, W. Columbia, SC	08/18/05

Rocklin, CA	Geo - Earthtec Ltd., Roseville, CA	10/14/97

Billings, MT	Geo - Rimrock Engineering, Billings, MT	12/20/07

Wasilla, AK	Geo - Northern Geotechnical Engineers, Anchorage, AK	09/20/06

Loveland, CO	ENSR 1601 Prospect Prkwy Fort Collins, CO 80525	October, 1997

Thornton, CO	ERO Resources Corp 1740 High Street Denver, CO 80218	June, 1996

Thornton, CO	Environmental Resources Mgmt S9S0 S Willow Drive Greenwood Village, CO	May, 2003

Mesa, AZ	Certified Environmental Services, INC 1348 E Missouri Ave Phoenix, AZ 8S014	February, 2005

Ankeny, IA	Allender Butzke Engineers 3660 109th Street Urbandale IA S0322	June, 2003

Phoenix, AZ	Knudsen-Smith Engineering 7902 North Black Canyon HWY Phoenix, AZ 85051	October, 2002

Midvale, UT	Bingham Environmental 5160 Wiley Post Way Salt Lake City, UT 84116	June, 2002

Review of Ankeny, Loveland, Mesa, Phoenix, St. Cloud	Rqstd by Seidler performed by GaiaTech 3343 Peachtree Road NE Atlanta GA 30326	June, 2007

17

Location	Assessment CO.	Date

Midvale, UT	GaiaTech 3343 Peachtree Road NE Atlanta GA 30326	June, 2007

Thornton, CO	GaiaTech 3343 Peachtree Road NE Atlanta GA 30326	May, 2007

Distribution Center, UT	GaiaTech 3343 Peachtree Road NE Atlanta GA 30326	June, 2007

Allen Park, MI	NTH Consultants, Ltd.	January, 2007

	Post Closure Plan - Ford Motor Land Development Corporation 550 Town Center Drive, Suite 200 Dearborn, MI 48126-2477	July, 2004

18

Disclosure Schedule 5.10

Insurance

Summary of insurance policies held by the Loan Parties:

Type	Policy #/Period	Limits	Deductible	Premiums
EPLI - CHUBB	***	Agent: Diversified Insurance / Carpenter Moore
Directors & Officers	4/1/10 - 4/1/11	***	***		Total premium for all three coverages $***
Employment Practices	4/1/10 - 4/1/11	***	***
Third Party Discrimination	4/1/10 - 4/1/11	***	***
Fiduciary	4/1/10 - 4/1/11	***	***

EPLI - XL Specialty Insurance Company	***	Agent: Diversified Insurance / Carpenter Moore
D&O EPLI - Excess	4/1/10 - 4/1/11	***	N/A	$	***

Worker’s Comp - The Hartford	***	Agent: Lockton Companies
	11/1/09 - 11/1/10	(A)***	N/A	$	***
(A) ***
GL, Property, Umbrella		Agent: Lockton Companies
***
GL - National Fire Insurance	11/1/09 - 11/1/10	***	***	$	***
***
Property - Continental Casualty Co.	11/1/09 - 11/1/10	***	***	$	***
	***	(Other Deductibles: ***)
Umbrella - Continental Casualty Co.	11/1/09 - 11/1/10	***	***	$	***

Auto - Valley Forge Ins. Co.	***	Agent: Lockton Companies
	11/1/09 - 11/1/10	***	***	$	***

Ocean Cargo - Falvey Cargo	***	Agent: Lockton Companies
	11/1/09 - 11/1/10	***	***	$	***

Crime - National Union Fire	***	Agent: Lockton Companies
	11/1/09 - 11/1/10	***	***	$	***

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19

Disclosure Schedule 5.13

Subsidiaries; Other Equity Investments; Equity Interests in the Borrower

(a)	Authorized Equity Interests*

Company	Jurisdiction of Organization	Authorized Equity Interests

Sportsman’s Warehouse, Inc.	Utah	1,000 Shares Common Stock, $.01 par value

Minnesota Merchandising Corp.	Minnesota	1,000 Shares Common Stock, $.01 par value

Sportsman’s Warehouse Southwest, Inc.	California	1,000 Shares Common Stock, $.01 par value

Pacific Flyway Wholesale, LLC	Delaware	Percentage Interests

*	For amounts owned by the Loan Parties, see (b) and (c) below.

(b)	Equity Interests held

Issuer	Name of Stockholder	Class	Number of Shares

Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Holdings, Inc.	Common Stock	100

Minnesota Merchandising Corp.	Sportsman’s Warehouse Holdings, Inc.	Common Stock	100

Sportsman’s Warehouse Southwest, Inc.	Sportsman’s Warehouse, Inc.	Common Stock	100

Pacific Flyway Wholesale, LLC	Sportsman’s Warehouse, Inc.	Percentage Interests	100% of the Percentage Interests

(c)	Loan Party Ownership (see also (b) above)

Issuer	Name of Stockholder	Class	Number of Shares

Sportsman’s Warehouse Holdings, Inc.*	SEP SWH Holdings, L.P.	Common Stock	47,000
	New SEP SWH Holdings, L.P.	Common Stock	48,000

*	Up to 20,000 shares of Sportsman’s Warehouse Holdings, Inc.’s common stock may be reserved for issuance under the Equity Incentive Plan.

20

Disclosure Schedule 5.17

Intellectual Property

Infringement Claims

Bill Kinney**

On July 14, 2009, SW received a cease and desist letter from counsel for photographer Bill Kinney, alleging that one of his photographs was copied in t-shirt formerly sold by SW. SW responded by stating that it is currently in bankruptcy proceedings and has not sold the t-shirt in several years.

**	This claim was either listed on the Borrowers’ schedules or a proof of claim was filed with respect to this claim, and it will be resolved in accordance with the terms of the Plan of Reorganization.

21

Disclosure Schedule 5.18

Labor Matters

Plan/Agreement/Arrangements:

The Management Reimbursement Agreement

Outline of Basic Terms of Employment Regarding Employment of John Schaefer, dated July 15, 2009.

Equity Incentive Plan.

Complaints/Claims:

Notice of Wage Lien filed by the Wisconsin Department of Workforce Development (Lien Claimant) against SW pursuant to Wisconsin Statute Section 109.09. (Wisconsin Department of Financial Institutions Filing #090005754223). This wage lien relates to an alleged violation of Wisconsin’s plant closing law (state WARN Act). SW believes this wage lien relates to a store closing whereby Wisconsin stores closed approximately II days prior to the end of a previously noticed 60 day WARN Act period. It appears that at least the following two individuals may have made claims against SW under the Wisconsin plant closing law: (1) Bob Anderson (ERD Case #200901406); (2) Kent R. Stoddard (#LS200901406); and (3) Peter Iverson (ERD Case # LS200901730). Portions of the above-referenced claims may also relate to an alleged failure to pay certain accrued paid time off (“PTO”)/vacation.

Charge of Discrimination Filed by Mary Bishop against SW at the Oregon Bureau of Labor and Industries and the U.S. Equal Employment Opportunity Commission (FEPA No. EESH09110261648 and EEOC No. 38D-2010-00071). Ms. Bishop, a former employee at the Medford, Oregon location, filed a charge of discrimination on November 2, 2009. Ms. Bishop’s charge of discrimination alleged sexual harassment and retaliation based on an alleged incident on August 17, 2009. SW denied these allegations and intends to vigorously defend this case, which remains under investigation by the administrative agency.

Charge of Discrimination Filed by John Castro against SW at the California Department of Fair Employment & Housing and the U.S. Equal Employment Opportunity Commission (DFEH No. 200910-H-0830-00-pe and EEOC No. 37A-B0-07135). Mr. Castro, a former employee at the Rocklin, California location, filed a charge of discrimination on January 28, 2010 alleging disability discrimination. SW denies these allegations and is participating in a mediation process offered by the California Department of Fair Employment & Housing.

Alaska State Commission for Human Rights Compliant of Discrimination filed by Krystal Wilder against SW (ASCHR No. J-09-148). Ms. Wilder, a former employee at the Fairbanks, Alaska location, filed a charge of discrimination on or about June 16, 2009 alleging sexual harassment and retaliation. Ms. Wilder’s charge of discrimination referred to an incident that allegedly occurred on April 6, 2009 and to Ms. Wilder’s alleged constructive discharge on May 22, 2009. SW denied these allegations. The Alaska Human Rights Commission closed this case on October 6, 2009 after the parties reached a resolution.

22

Compliance with the Fair Labor Standards Act or other law applicable to such matters

SW has received notice of 278 claims made by employees for failure to pay PTO, which total in the aggregate approximately $250,000.

23

Disclosure Schedule 5.21(a)

DDAs and Blocked Accounts

U.S. Bank National Association

One US Bank Plaza

7th & Washington

St. Louis, Missouri 63101

Attn: Roger Randall

(314) 418-8683

Account Holder	Description	Account Number
Sportsman’s Warehouse, Inc.	Concentration Account	***
	CD Account	***
	Main Operating Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
Pacific Flyway Wholesale, LLC	Collateral (Depository)	***
	Controlled Disbursement	***
	Operating Account	***
Sportsman’s Warehouse Southwest, Inc.	Depository Account	***

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

24

*	Store has closed and account is still open but not active and will be closed shortly. The account is not subject to any Blocked Account Agreement.

Wells Fargo Bank, N.A.

299 South Main St., 4th Floor

SLC, UT 84111

Attn: Gary Rigby

(801) 246-1033

Account Holder	Description	Account Number
Sportsman’s Warehouse, Inc.	Collateral (Depository)	***
	Operating Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***
	Depository Account	***

Bank of America, N.A.

Global Product Solutions

901 Main St., 7th Floor

Mail Code: TXI-492-07-14

Dallas, TX 75202

Attn: Terri Tossman

(800) 657-9533

Account Holder	Description	Account Number
Sportsman’s Warehouse	Master Funding Account**	***
	Sub-Account**	***

**	These accounts are not subject to a Blocked Account Agreement.

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25

Disclosure Schedule 5.21(b)

Credit Card Arrangements

The Borrowers have credit card processing arrangements with the following processors:

1. Terms of Service, as may have been amended and supplemented from time to time (including without limitation by the terms of the PIN-Based, Online Debit Card Addendum to the Terms of Service), between Elavon, Inc. (US Bank) and Sportsman’s Warehouse, Inc.

2. Merchant Services Agreement, Form 33722, Rev. 9/02, effective as of June 1, 2003, as may have been amended and supplemented from time to time, between DFS Services LLC f/k/a Discover Financial Services LLC and Sportsman’s Warehouse, Inc.

3. American Express® Card Acceptance Agreement, as may have been amended and supplemented from time to time between American Express Travel Related Services Company, Inc. and Sportsman’s Warehouse, Inc.

26

Disclosure Schedule 5.24

Material Contracts

Management Reimbursement Agreement

Sponsor Note

Sponsor Security Agreement

Parent Guaranty of Sponsor Note

Trade Credit Documents

Mortgages listed on Schedule 7.03

Leases

Notes payable listed on Schedule 7.03

27

SCHEDULE 6.02

COLLATERAL REPORTING

In addition to the other materials and information required to be provided pursuant to the terms of the Credit Agreement, the Loan Parties shall provide Administrative Agent, on the applicable day specified below, the following documents (each in such form and detail as the Administrative Agent from time to time may specify):

Monthly Reports. Monthly, the Loan Parties shall provide to Administrative Agent original counterparts of (each in such form as Administrative Agent from time to time may specify):

a)	On the fifth (5th) Day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), provided, however, upon the occurrence and during the continuation of an Accelerated Borrowing Base Delivery Event on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day):

i.	On such day, supporting source documents for the Borrowing Base Certificate delivered in accordance with Section 6.02(c) of the Credit Agreement.

b)	Within fifteen (15) days of the end of each Fiscal Month for the immediately preceding Fiscal Month:

i.	Purchases and accounts payable analysis report, (together with account payable aging) for each Loan Party, in Administrative Agent’s format; and

ii.	Inventory summary by Store location and department; and

iii.	Inventory certificate in Administrative Agent’s format; and

c)	Within 30 days of the end of each Fiscal Month for the immediately preceding Fiscal Month:

i.	Reconciliation of the stock ledger to the general ledger and the calculation of Availability; and

ii.	Gross Margin Reconciliation; and

iii.	Statement of Store Activity in Administrative Agent’s format; and

iv.	Such other information as the Administrative Agent may from time to time reasonably request.

For purposes of Sections (a), (b), and (c) above, the first “preceding Fiscal Month” in respect of which the items required by such Section shall be provided shall be May 2010.

28

Disclosure Schedule 7.01

Existing Liens

Liens securing the Sponsor Note and the Trade Credit.

Liens with respect to the Allowed Priority Tax Claims.

Liens in personal property of SW located in the State of Wisconsin with respect to the Notice of Wage Lien filed by the Wisconsin Department of Workforce Development against SW pursuant to Wisconsin Statute Section 109.09. (Wisconsin Department of Financial Institutions Filing #090005754223). As of the Closing Date, SW believes that there is no personal property of SW located in the State of Wisconsin.

Liens in property of SW located in Ankeny, Iowa with respect to the ACI Mechanical’s claim (see Item 9 of Schedule 5.06).

Liens in leased property of SW located in West Jordan, Utah with respect to unpaid HVAC repair services in the original amount of $3,400.69, pursuant to that certain Notice of Mechanic’s Lien recorded as Document Number 105564526, which lien was amended on May 6, 2009 by that certain Amended Notice of Mechanic’s Lien recorded as Document Number 10695203. All amounts owed have since been paid in full and the release of this lien is forthcoming.

UCC-1 Financing Statement to be filed against Pacific Flyway Wholesale, LLC as successor to Pacific Flyway Wholesale, Inc. by DeLage Financial to secure the capital lease obligations described on Schedule 7.03.

Existing Financing Statements:*

Debtor Name, as listed	Secured Party Name	Filing Date	Lapse Date	Orig. File No.	Property
Sportsman’s Warehouse Inc.	Network Appliance Inc.	6/20/2007	6/20/2012	322417200700	Computer equipment

Real Property Interests:*

Entity	Property Location	Secured Party	File Number	File Date	File Type
Sports Warehouse Inc.	Ankeny, Iowa (Polk County)	First American Bank	2003-00008523	7/21/03	Mortgage
Sports Warehouse Inc.	Ankeny, Iowa (Polk County)	First American Bank	2003-00023206	8/15/03	UCC Fixture Filing
Sports Warehouse Inc.	Midvale, Utah (Salt Lake County)	Stearns Bank NA	8304913	7/29/02	Deed of Trust
Sports Warehouse Inc.	Midvale, Utah (Salt Lake County)	Stearns Bank NA	8304914	7/29/02	Assignment of Rents
Sports Warehouse Inc.	Midvale, Utah (Salt Lake County)	Stearns Bank NA	8304915	7/29/02	UCC Fixture Filing
Sports Warehouse Inc.	Loveland, Colorado (Larimer County)	The Midway National Bank of St. Paul	2000087366	12/26/00	Deed of Trust
Sports Warehouse Inc.	Loveland, Colorado (Larimer County)	The Midway National Bank of St. Paul	2000087367	12/26/00	UCC Fixture Filing

29

Entity	Property Location	Secured Party	File Number	File Date	File Type
Sports Warehouse Inc.	Loveland, Colorado (Larimer County)	The Midway National Bank of St. Paul	2001119798	12/27/01	Amendment No. 1 to Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement
Sportsman’s Warehouse Inc.	Loveland, Colorado (Larimer County)	American Bank	2006-0056543 & 2006-0056544	7/27/06	Amendment No. 2 to Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement
Sports Warehouse Inc.	Thornton, Colorado (Adams County)	Marshall Bank, N.A. (now Beal Bank Nevada)	C1140493	5/8/03	Deed of Trust, Security Agreement and Fixture Filing Statement
Sports Warehouse Inc.	Thornton, Colorado (Adams County)	Marshall Bank, N.A. (now Beal Bank Nevada)	C1140494	5/8/03	Assignment of Leases and Rents
Sports Warehouse Inc.	Thornton, Colorado (Adams County)	Marshall Bank, N.A. (now Beal Bank Nevada)			Amendment to Note, Construction and Term Loan Agreement, Mortgage and Assignment of Leases and Rents
Sports Warehouse Inc.	Utah	Marshall Bank, N.A. (now Beal Bank Nevada)	218230200327	5/30/2003	Fixture
Sportsman’s Warehouse Inc.	Phoenix, Arizona (Maricopa County)	Bridgeview Bank Group (now Heritage Bank)	20040293461	3/23/04	Deed of Trust, Assignment of Rents and Security Agreement
Sportsman’s Warehouse Inc.	Phoenix, Arizona (Maricopa County)	Bridgeview Bank Group (now Heritage Bank)	20060395368	3/23/06	Amendment to Deed of Trust, Assignment of Rents and Security Agreement
Sportsman’s Warehouse Inc.	Mesa, Arizona (Maricopa County)	Bridgeview Bank Group (now Heritage Bank)	20050412728	4/1/05	Deed of Trust, Assignment of Rents and Security Agreement
Sportsman’s Warehouse Inc.	Mesa, Arizona (Maricopa County)	Bridgeview Bank Group (now Heritage Bank)	20050412729	4/1/05	Fixture
Sportsman’s Warehouse Inc.	Mesa, Arizona (Maricopa County)	Bridgeview Bank Group (now Heritage Bank)	20050441821	4/7/05	Fixture

*	See Schedule 7.03 for the outstanding balance underlying the above liens.

30

Disclosure Schedule 7.02

Existing Investments

None other than as listed on Schedule 5.13.

31

Disclosure Schedule 7.03

Existing Indebtedness

Sponsor Note.

Trade Credit.

Cash Flow Payment.

Allowed Priority Tax Claims.

Other Existing Indebtedness:

Company	Type	Maturity	Lender	Balance as of 5/1/10
Sportsman’s Warehouse, Inc.	Capital Lease	May 2010	NetworkAppliance (#36715M)	11,572
Sportsman’s Warehouse, Inc.	Capital Lease	July 2010	CitiCorp Vendor Finance (#900-4504440-502)	16,183
Sportsman’s Warehouse, Inc.	Capital Lease	December 2012	Leaf	48,972
Sportsman’s Warehouse, Inc.	Mortgage	December 2011	Loveland - American Bank	2,859,071
Sportsman’s Warehouse, Inc.	Mortgage	December 2011	Loveland - American Bank 2nd	1,357,290
Sportsman’s Warehouse, Inc.	Mortgage	May 2023	Midvale - Stearns Bank	2,962,436
Sportsman’s Warehouse, Inc.	Mortgage	March 2016	Phoenix - Heritage Bank - Refi	6,090,488
Sportsman’s Warehouse, Inc.	Mortgage	May 2015	Thornton - Beal Bank Nevada	4,211,074
Sportsman’s Warehouse, Inc.	Mortgage	January 2019	Ankeny - First American Bank	3,103,030
Sportsman’s Warehouse, Inc.	Mortgage	November 2015	Mesa - Heritage Bank	4,890,843
Sportsman’s Warehouse, Inc.	Notes Payable	April 2029	City of Loveland (Special Assessment District)	177,639
Sportsman’s Warehouse, Inc.	Notes Payable	July 2011	GE Capital (Demantra)	548,111
Pacific Flyway, LLC	Capital Lease	December 2011	DeLage Financial	23,448

32

Disclosure Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

Administrative Agent’s Office:

Wells Fargo Retail Finance, LLC, as Administrative Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attention:	Mr. Cory Loftus – Director
Telephone:	(617) 854-7259
Facsimile:	(617) 523-4029
E-mail:	cory.loftus@wellsfargo.com

Certain Addresses for Notices:

1.	If to any Credit Party:

Sportsman’s Warehouse, Inc.

7035 South High Tech Drive

Midvale, Utah 84047

Attn: Chief Financial Officer

Telephone: 801-304-4321

Facsimile: 801-304-4305

E-mail: ktalbot@sportsmanswarehouse.com

with copies to:

Lindquist & Vennum PLLP

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Debra Page, Esq.

Telephone: 612-371-3528

Facsimile: 612-371-3207

E-mail: dpage@lindquist.com

and

Sportsman’s Warehouse, Inc.

c/o Seidler Equity Partners

4640 Admiralty Way, Suite 1200

Marina del Rey, CA 90292

Attn: General Counsel

Telephone: 213-683-4551

33

Facsimile: 213-624-0691

E-mail: MFairclough@seidlercos.com

2.	If to the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender:

Wells Fargo Retail Finance, LLC, as Administrative Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attention:	Mr. Cory Loftus – Director
Telephone:	(617) 854-7259
Facsimile:	(617) 523-4029
E-mail:	cory.loftus@wellsfargo.com

with a copy to:

Riemer & Braunstein LLP

Three Center Plaza Boston

Massachusetts 02108

Attention:	Robert E. Paul, Esq.
Telephone:	(617) 880-3551
Facsimile:	(617) 692-3551
E-mail:	rpaul@riemerlaw.com

Website address of the Lead Borrower: www.sportsmanswarehouse.com

34

EXHIBIT A

Form of Committed Loan Notice

COMMITTED LOAN NOTICE

Date:             ,

To:	Wells Fargo Retail Finance, LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of             , 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a [Committed Borrowing]1[conversion of a Committed Loan from one Type to the other] [continuation of LIBO Rate Loans]:

1.	On (a Business Day)[2]

2.	In the amount of $ [3]

3.	Comprised of [Base Rate] [LIBO Rate] Loans (Type of Loan)[4]

4.	For LIBO Rate Loans: with an Interest Period of months[5]

[1]	A Borrowing must be a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.
[2]	Each notice of a Committed Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, any conversion to, or continuation of, LIBO Rate Loans or any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans.
[3]	Each Committed Borrowing of, conversion to, or continuation of, LIBO Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.
[4]	Loans may be either Base Rate Loans or LIBO Rate Loans. If the Type of Loan is not specified, then the applicable Loan will be made as a Base Rate Loan.

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the [Committed Borrowing] [conversion of Loans from one Type to the other] [continuation of LIBO Rate Loans] requested herein complies with the provisions of Section 2.02(b) of the Credit Agreement (other than any provision addressing the responsibilities or duties of the Administrative Agent, the Swing Line Lender or the Lenders), and (b) if requesting a Committed Borrowing (rather than a conversion of Loans from one Type to the other or a continuation of LIBO Rate Loans), the conditions specified in Section 4.02 of the Credit Agreement shall have been satisfied on and as of the date of the applicable Committed Borrowing.

[Signature Page Follows]

[5]	The Lead Borrower may request a Borrowing of LIBO Rate Loans with an Interest Period of one, two or three months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

SPORTSMAN’S WAREHOUSE, INC.,
a Utah corporation, as Lead Borrower

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

3

EXHIBIT B

Form of Swing Line Loan Notice

SWING LINE LOAN NOTICE

Date:             ,

To:	Wells Fargo Retail Finance, LLC, as Swing Line Lender

Wells Fargo Retail Finance, LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of             , 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests a Swing Line Borrowing:

1.	On (a Business Day)[6]

2.	In the amount of $ [7]

The Lead Borrower (for itself and on behalf of the other Borrowers) hereby represents and warrants that (i) the Swing Line Borrowing requested herein complies with the provisions of Sections 2.04(a) and (b) of the Credit Agreement (other than any provision addressing the responsibilities or duties of the Administrative Agent, the Swing Line Lender or the Lenders), and (ii) the conditions specified in Section 4.02 of the Credit Agreement shall have been satisfied on and as of the date set forth in item 1 above.

[6]	Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested date of any Swing Line Borrowing.
[7]	Each Swing Line Borrowing shall be for an amount no less than $100,000.

4

SPORTSMAN’S WAREHOUSE, INC.,
a Utah corporation, as Lead Borrower

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

5

Exhibit C-1

Committed Loan Note

[See attached]

6

COMMITTED LOAN NOTE

$75,000,000.00	May 28, 2010

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO RETAIL FINANCE, LLC (hereinafter, with any subsequent holders, the “Lender”), at One Boston Place, 19th Floor, Boston, Massachusetts 02108, the principal sum of SEVENTY FIVE MILLION DOLLARS ($75,000,000.00), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of May 28, 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default (unless specifically stated in such waiver).

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

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This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon.

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EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company by Sportsman’s Warehouse, Inc., its sole member

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

Signature Page to Committed Loan Note

10

Exhibit C-2

Swing Line Loan Note

[See attached]

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SWING LINE LOAN NOTE

$7,500,000.00	May 28, 2010

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO RETAIL FINANCE, LLC (hereinafter, with any subsequent holders, the “Lender”), at One Boston Place, 19th Floor, Boston, Massachusetts 02108, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall, absent manifest error, be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default (unless specifically stated in such waiver).

Each Borrower, and each endorser of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

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This Note shall be binding upon each Borrower, and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, and any endorser, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH ENDORSER, AND THE LENDER, BY ITS ACCEPTANCE

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HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

Borrowers:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company by Sportsman’s Warehouse, Inc., its sole member

By:	/s/ Kevan Talbot
Name: Kevan Talbot
Title: Chief Financial Officer

Signature Page to Swing Line Loan Note

15

EXHIBIT D

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:	Wells Fargo Retail Finance, LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May     , 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies on behalf of the Lead Borrower and each of the other Loan Parties as of the date hereof the following:

1.	No Defaults or Events of Default.

a.	Since (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

b.	If a Default or Event of Default has occurred since (the date of the last similar certification), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.	Rent, Taxes and Insurance.

a.

Except as set forth on Appendix II, (i) all rent owing under any Leases, and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis, and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums

16

that have not been timely paid. Appendix II describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof. Copies of any related default, cure or late notices concerning any obligations have been enclosed herewith.

b.	Appendix II describes the details of any new Store openings, or closings of any Store, since the date of the last similar certification.

3.	Intellectual Property. Since (the date of the last similar certification), and except as set forth in Appendix III, no Loan Party has acquired any additional material Intellectual Property.

4.	Financial Statements.

[Use following paragraph (a) for fiscal year-end deliveries pursuant to Section 6.01(a) of the Credit Agreement]

a.	Attached hereto as Appendix IV are the Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of Fiscal Year required by Section 6.01(a) of the Credit Agreement, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, together with a report and unqualified opinion of a Registered Public Accounting Firm reasonably acceptable to the Administrative Agent, prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. The below Responsible Officer of the Lead Borrower hereby certifies that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

[Use following paragraph (b) for fiscal quarter-end deliveries pursuant to Section 6.01(b) of the Credit Agreement]

b.

Attached hereto as Appendix IV is the Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of Fiscal Quarter                     , and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) Credit Agreement, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of

17

the previous Fiscal Year, all in reasonable detail, such Consolidated statements certified by the below Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. The below Responsible Officer of the Lead Borrower further certifies that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

[Use following paragraph (c) for month-end deliveries pursuant to 6.01(c) of the Credit Agreement]

c.	Attached hereto as Appendix IV is the consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of Fiscal Month , and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) of the Credit Agreement, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail. The below Responsible Officer of the Lead Borrower hereby certifies such statements as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and it is further certified by the below Responsible Officer of the Lead Borrower that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

d.	No Material Accounting Changes, Etc.

The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending                      were prepared in accordance with GAAP and present fairly in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries, as of the end of the period(s) covered, subject only to, with respect to the quarterly financial statements, normal year-end audit adjustments and the absence of footnotes.

e.	Except as set forth in Appendix V, there has been no change in GAAP used in the preparation of the financial statements furnished to the Administrative Agent for

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the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending . If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix V.

[Omit the following Section 5 for month end deliveries pursuant to 6.01(c) of the Credit Agreement]

5.	Management Analysis. Attached hereto as Appendix VI is a copy of the discussion and analysis prepared by the management of the Lead Borrower with respect to the financial statements delivered herewith.

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IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of             , 20    .

Lead Borrower:

SPORTSMAN’S WAREHOUSE, INC.,
a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

20

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

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APPENDIX II

Except as set forth below, (i) all rent owing under any Leases, and all obligations and liabilities in respect of Taxes, are current and being paid on a timely basis and (ii) no Loan Party has received notice that any material obligations or liabilities in respect of utilities have not been timely paid or has received notice that any obligations or liabilities in respect of insurance premiums that have not been timely paid. [If any obligations and liabilities of the Loan Parties in respect of rent, utilities, Taxes and/or insurance premiums are not current, the following describes the details of all past due payments (if any) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.]

Details of any new Store openings, or closings of any Store.

22

APPENDIX III

[Intellectual Property]

23

APPENDIX IV

[Financial Statements]

24

APPENDIX V

[GAAP Changes]

25

APPENDIX VI

[Management Analysis]

26

EXHIBIT E

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of             , 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                          (the “Assignor”) and                                          (the “Assignee”) agree as follows:

6.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

7.

The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument

27

or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $10,000,000.00, or, if less, the entire remaining amount of the Assignor’s Commitment and the Loans at any time owing to it, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

8.

The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, the Assignee shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or

28

deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

9.	Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount, if any, required as set forth in Section 10.06 to the Credit Agreement, to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

10.	Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consent by the Administrative Agent, the Lead Borrower, the L/C Issuer and/or the Swing Line Lender, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

11.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

12.	This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

29

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this      day

of             ,         :

WELLS FARGO RETAIL FINANCE, LLC
as Administrative Agent

By:
Name:
Title:

30

Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

ADMINISTRATIVE AGENT:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

31

Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

LEAD BORROWER:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

32

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

L/C ISSUER:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

33

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

SWING LINE LENDER:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

34

Schedule I

to

Assignment and Assumption

Section 1.	Percentage/Amount of Commitments/Loans/Letters of Credit Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Commitment assigned by Assignor:	$

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$

Aggregate Participations assigned by Assignor in L/C Obligations:	$

Section 2.	Percentage/Amount of Commitments/Loans/Letters of Credit Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage		%

Assignee’s Applicable Percentage:		%

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Aggregate Participations by Assignor in L/C Obligations:	$

Aggregate Participations by Assignee in L/C Obligations:	$

Section 3.

Effective Date:	,

35

EXHIBIT F

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made as of [                    ], by and among:

[                    ], a

[                    ] (the “New

[Borrower/Guarantor]”), with its principal executive offices at

[                    ]; and

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A. Reference is made to a certain Credit Agreement, dated as of May     , 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (in such capacity, the “Lead Borrower”), as representative for the Borrowers from time to time party thereto, (ii) the Borrowers (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (iii) the Guarantors from time to time party thereto (individually, an “Existing Guarantor” and collectively, the “Existing Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Wells Fargo Retail Finance, LLC, as Administrative Agent, Collateral Agent and Swing Line Lender. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Guarantors] thereunder.

C. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement and the other Loan Documents as provided herein, the New [Borrower/Guarantor] and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

13.	Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New

36

[Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

a.	joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

b.	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

c.	makes all representations, warranties, and other statements of a Borrower/Guarantor] under the Credit Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

d.	assumes and agrees to perform all applicable duties and Obligations of the Existing [Borrowers/Guarantors] under the Credit Agreement and the other Loan Documents.

14.	Supplemental Schedules. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

15.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

16.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.	This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

37

b.	All action on the part of the New [Borrower/Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.	The New [Borrower/Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.	Certificate of Legal Existence and Good Standing, if applicable, issued by the Secretary of the State of its incorporation or organization.

ii.	A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

iii.	Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:

a)	[Joinders to the Notes, as applicable];

b)	[Joinder to the Security Documents, as applicable];

c)	[Joinder to the Facility Guaranty, as applicable];

d)	[Blocked Account Agreement with ]; and

e)	Such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require.

d.	Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the New [Borrower’s/Guarantor’s] counsel, addressed to the Administrative Agent, the Collateral Agent and the other Credit Parties, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

38

e.	The Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

f.	All reasonable fees and Credit Party Expenses incurred by the Agents and the other Credit Parties in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full by the New [Borrower/Guarantor].

g.	The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Administrative Agent or the Collateral Agent may reasonably request.

17.	Miscellaneous.

a.	This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Joinder by telecopy shall be as effective as delivery of a manually executed counterpart of this Joinder.

b.	This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.	To the extent not paid by the New [Borrower/Guarantor] pursuant to Section 4(f) above, the Existing Borrowers and Existing Guarantors shall, within ten (10) Business Days after demand therefor, pay all reasonable fees and other Credit Party Expenses of the Agents and the other Credit Parties, including, without limitation, all reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Joinder and the other documents, instruments and agreements required pursuant to Section 4 of this Joinder.

e.	The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the

39

Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

f.	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

40

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

New [Borrower/Guarantor]:

[ ]

By:
Name:
Title:

Administrative Agent:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

Collateral Agent:

WELLS FARGO RETAIL FINANCE, LLC

By:
Name:
Title:

41

Acknowledged and Agreed:

Existing Borrowers:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company by Sportsman’s Warehouse, Inc., its sole member

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

42

Existing Guarantor:

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.,
a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

43

Exhibit G

Borrowing Base Certificate

[See attached]

44

Sportsman’s Warehouse, Inc.			As of Date:		5/22/2010
Borrowing Base Certificate			Certificate #		1

Credit Card Receivables
Credit Card Receivables as of:			5/22/2010		$—
Less: Outstanding Credit Card Fees					—

Eligible Credit Card Receivables					$—
Advance Rate					85.0%
Total Credit Card Receivables Availability					$—

Trade Receivables
Trade Receivables as of:			5/22/2010		$—
Less: Ineligibles					—
Eligible Trade Receivables					$—
Advance Rate					85.0%
Total Trade Receivables Availability					$—

RETAIL INVENTORY				At Retail	At Cost
Beginning Inventory				$—	$—
Add: Purchases				—	—
DC to Stores Inventory not in either system				—	$—
Net Markups				—	—
Freight				—	—
Inventory Adjustments				—	—

Available for Sale				—	—
Less: Sales/Cost of Good Sold				—	—
Net Markdowns				—	—

Ending Inventory as of:			5/22/2010	$—	$—
Less Ineligibles:
Shrink Reserve (.85% of Ending Inventory					—
Duck Stamps (Dept #23)					—
Retail Below Cost					—
Store Supplies (Dept #60)					—
Shop Parts, Headquarter Inv, Licenses (Dept #6, 101 & 21)					—
Internet Inventory					—
Total Ineligibles					$—

Eligible Retail Inventory					$—
Advance Rate (85% of NOLV capped at 75% of Cost)		85.0%	NOLV 74.8%		63.6%
Total Retail Inventory Availability					$—

WHOLESALE INVENTORY				At Retail	At Cost
Beginning Inventory				$—	$—
Add: Purchases				—	—
Stores to DC Inventory not in either system				—	$—
Net Markups				—	—
Freight				—	—
Inventory Adjustments				—	—

Available for Sale				—	—
Less: Sales/Cost of Good Sold				—	—
Net Markdowns				—	—

Ending Inventory as of:			5/22/2010	$—	$—
Less Ineligibles
Shrink					—
Store Supplies					—
Other Items					—
Total Ineligibles					$—

Eligible Wholesale Inventory					$—
Advance Rate (85% of NOLV capped at 75% of Cost)		85.0%	NOLV 74.8%		63.6%
Total Wholesale Inventory Availability					$—
Total Inventory Availability					$—
REAL ESTATE
Loveland Property Fair Market Value					$—
Advance Rate					50.0%
Total Real Estate Availability					$—
Gross Borrowing Base Availability					$—
Less: Availability Reserves		as of:	5/22/2010
Gift Certificates/Cards (50%)	as of:	5/22/2010	$—		$—
Customer Deposits/Layaway (100%)					—
Rent Reserve (2 Mos PA, WA, VA, TX)					—
Past Due Licenses AP					—
Other					—

Total Availability Reserves					$—

Total Borrowing Base					$—
Total Capped Borrowing Base (Capped at $75,000,000)					$—
AVAILABILITY CALCULATION					$—
Beginning Principal Balance		as of:	5/22/2010		—
ADD:			Prior days advance		—
ADD:			Fees charged today		—
ADD:			Legal Fees		—
ADD:			Prior day’s requested lending		—
LESS:			Prior day’s pay down		—

Ending principal balance prior to advance request					—
ADVANCE REQUEST					$—
Ending Principal Balance					—
ADD:			Standby Letters of Credit		—
ADD:			Commercial Letters of Credit		—

Total exposure					$—

Net Availability After Today’s Request / Pay Down					$—
Excess Availability (Net Borrowing Base less total exposure)					—
Minimum Excess Availability Covenant - 10 % of Borrowing Base					$—
Minimum Availability Covenant					(4,000,000)

The Undersigned, a responsible Officer (as defined in the Credit Agreement referred to below of Sportsman’s Warehouse, Inc. (the “Lead Borrower”), represents and warrants that (A) the information set forth above and the supporting documentation and information delivered herewith (i) is true and correct in all respects, (ii) has been prepared in accordance with the requirements of that certain Credit Agreement dated             , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by, among others, (1) the Lead Borrower, as agent for itself and the other Borrowers party thereto, (2) the Lenders party thereto, and (3) Wells Fargo Retail Finance, LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and (iii) is based on supporting documentation that is satisfactory to the Agent, and (B) no Default or Event or Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

Responsible Officer

45

EXHIBIT H

Form of DDA Notification

PREPARE ON OBLIGOR LETTERHEAD - ONE FOR EACH DEPOSITORY

                 , 2010

To:	[Name and Address of Bank]

Re:	[ ]

The Account Numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the Account Numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [                    ], a [                    ] with offices at [                    ] (the “Obligor”), now or hereafter maintains with you. The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Obligor.

Under various agreements by and between, among others, the Obligor and Wells Fargo Retail Finance, LLC, a Delaware limited liability company having an office at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral agent (in such capacity, herein the “Collateral Agent”) for its own benefit and the benefit of a syndicate of lenders and certain other credit parties (the “Credit Parties”), the Obligor has granted to the Collateral Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Obligor’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby. Consequently, the present and all future contents of the Account constitute the Collateral Agent’s collateral.

Until you receive written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance not to exceed $2,500.00, shall be transferred no less frequently than daily only as follows:

(a) By standing wire transfer to:

Bank Name:	Wells Fargo Bank, NA

46

Bank Address:	420 Montgomery Street
San Francisco, CA 94104
ABA No.:	121-000-248
Account No.:	4945088607
Credit to:	Wells Fargo Retail Finance, LLC
Re:	Sportman’s Warehouse, Inc.

or

(b) As you may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

Upon request of the Collateral Agent, a copy of each statement issued with respect to the Account should be provided to the Collateral Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Collateral Agent):

Wells Fargo Retail Finance, LLC

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention: Cory Loftus

Re: Sportsman’s Warehouse, Inc.

with a copy to:

Wells Fargo Retail Finance, LLC

2450 Colorado Avenue, Suite 3000 West

Santa Monica, California 90404

Attention: Treasury Department

Phone: (310) 453-7300

Re: Sportsman’s Warehouse, Inc.

You shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Accounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Obligor and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Obligor and the Collateral Agent.

This letter may be amended only by notice in writing signed by the Obligor and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

[Signature page follows]

47

Very truly yours,

[ ], as Obligor

By:
Name:
Title:

cc:	Wells Fargo Retail Finance, LLC

[Signature Page to DDA Notification]

48

Exhibit A

Accounts

[Exhibit A to DDA Notification]

49

EXHIBIT I

Form of Credit Card Notification

PREPARE ON BORROWER/LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR

                 , 2010

To:	[Name and Address of Credit Card Processor]

(the “Processor”)

Re:	[ ]

Security Agreement - Assignment of Credit Card Receivables

Dear Sir/Madam:

[                                         ], a [                                        ] (the “Company”), among others, have recently entered into a new credit facility with WELLS FARGO RETAIL FINANCE, LLC, as agent for certain lenders (the “Secured Party”). In accordance with the terms of that credit facility, the Company and its Subsidiaries granted to Secured Party a security interest in substantially all of the Company’s and its Subsidiaries’ now owned or hereafter acquired personal property, including, without limitation, all rights of the Company to receive payments in respect of credit or charge card sales (“Card Sales”) processed or otherwise paid by [Name of Credit Card Processor] (the “Processor”) to the Company pursuant to that certain [Title of Credit Card Processing Agreement] between the Processor and the Company in effect as of the date hereof (the “Agreement”).

Pursuant to the facility and in connection with the security interest granted to the Secured Party in the Company’s rights to receive payments in respect of the Card Sales, the Company has agreed that Secured Party shall have the right to directly collect all amounts due to the Company from the Processor. In furtherance thereof, the Company is obligated to arrange for the proceeds of Card Sales to be routed by the Processor to a deposit account under the control of the Secured Party, regardless of the account routing instructions that are presently in place. Accordingly, by this letter the Company and the Secured Party instruct the Processor to route, no less frequently than daily, all proceeds of Card Sales and any other amounts due to the Company from the Processor to the following deposit account (the “Account”):

[Name of Bank]

ABA #

Account No.

For Credit to the Account of:

50

All payments under the Agreement should continue to be made to the Account and to no other account unless and until you receive written notification from Secured Party.

The Company acknowledges and agrees that, except as expressly set forth herein, all of the terms of the Agreement continue to be in full force and effect.

The Company will indemnify and hold harmless Processor from any and all liabilities, claims, demands, actions or judgments, including but not limited to attorneys’ fees, arising out of or resulting from the acts or omissions of the Processor, its employees, officers or agents in complying with the terms of this letter agreement.

The Company and the Secured Party appreciate the Processor’s anticipated cooperation and assistance in effectuating this change. Should you have any questions concerning this matter, please do not hesitate to contact the Company or the Secured Party at:

[ ]

Attention:
Phone: ( ) -

Wells Fargo Retail Finance, LLC One Boston Place, 18th Floor Boston, Massachusetts 02108 Attention: Treasury Department Phone: (617) 624-4400

Very truly yours,

WELLS FARGO RETAIL FINANCE, LLC
(“Secured Party”)

By:
Name:
Title:

[ ]
(“Company”)

By:
Name:
Title:

51